Exhibit 4.1

Execution Copy

SHARE PURCHASE AGREEMENT

among

CHINA CORD BLOOD CORPORATION

and

CORDLIFE GROUP LIMITED

Dated August 15, 2012

i

SCHEDULES

SCHEDULE 1	PART A – PARTICULARS OF THE COMPANY

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

PART C – PARTICULARS OF THE OTHER ONSHORE COMPANIES

PART D – STRUCTURE CHART OF CHINA CORD BLOOD CORPORATION

SCHEDULE 2	COMPANY WARRANTIES

SCHEDULE 3	INVESTOR WARRANTIES

SCHEDULE 4	LIST OF SENIOR MANAGERS

EXHIBITS

EXHIBIT A	DIRECTOR INDEMNIFICATION AGREEMENT

Exhibit B	CAYMAN ISLANDS LEGAL OPINION

Exhibit C	REGISTRATION RIGHTS AGREEMENT

ii

SHARE PURCHASE AGREEMENT (this "Agreement") made on August 15, 2012

AMONG:

(1)	CHINA CORD BLOOD CORPORATION, an exempted company with limited liability incorporated in the Cayman Islands with its registered office at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the "Company"); and

(2)	CORDLIFE GROUP LIMITED, a company limited by shares incorporated in Singapore with its registered office at 61 Science Park Road, #05-16/18 The Galen, Singapore Science Park II, Singapore 117525 (the "Investor").

RECITALS:

(A)	The Company is listed on the New York Stock Exchange, Inc.

(B)	The Company owns all of the issued shares of China Cord Blood Services Corporation, a Cayman Islands exempted company ("CCBS"). CCBS owns all of the issued shares of China Stem Cells Holdings Limited, a Cayman Islands exempted company ("CSC Holdings"). CSC Holdings owns (i) all of the issued shares of each of China Stem Cells (East) Company Limited, a British Virgin Islands company ("East BVI"), China Stem Cells (West) Company Limited, a British Virgin Islands company ("West BVI"), China Stem Cells (North) Company Limited, a British Virgin Islands company ("North BVI"), China Stem Cells (East) Company Limited, a Hong Kong company ("East HK"), China Stem Cells (West) Company Limited, a Hong Kong company ("West HK"), China Stem Cells (North) Company Limited, a Hong Kong company ("North HK"), and China Stem Cells (South) Company Limited, a Hong Kong company ("South HK"); and (ii) ninety percent (90%) of the issued shares of China Stem Cells (South) Company Limited, a British Virgin Islands company ("South BVI"). East HK owns eighty-three percent (83%) of the issued shares of Favorable Fort Limited, a Hong Kong company ("FF HK"). FF HK owns one hundred percent (100%) equity interest in Jinan Baoman Science & Technology Development Co. Ltd., a wholly foreign-owned enterprise established in the PRC (as defined below), which in turn owns twenty-four percent (24%) equity interest in Shandong Qilu Stem Cells Engineering Company Limited, a PRC limited liability company.

(C)	CSC Holdings owns one hundred percent (100%) equity interest in Beijing Jiachenhong Biological Technologies Co. Ltd., a wholly foreign-owned enterprise established in the PRC ("Jiachenhong"). Jiachenhong owns ninety percent (90%) equity interest in Zhejiang Lukou Biotechnology Co. Ltd., a PRC limited liability company ("Lukou"). South BVI owns one hundred percent (100%) equity interest in Guangzhou Municipality Tianhe Nuoya Bio-engineering Co. Ltd., a wholly foreign-owned enterprise established in the PRC ("Nuoya"). The holding structure of the Group (as defined below) is set forth in the Structure Chart attached as Part D of Schedule 1.

1

(D)	The Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, certain Shares, all upon the terms and subject to the conditions set forth herein

(E)	Cordlife (Hong Kong) Limited, a subsidiary of the Investor, has entered into a share repurchase agreement (the “South BVI Agreement”) with South BVI as the date hereof, pursuant to which South BVI will repurchase ten percent (10%) of the issued share capital of South BVI from Cordlife (Hong Kong) Limited (the “South BVI Transaction”).

AGREEMENT:

Section 1
INTERPRETATION

1.1.	Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

“1933 Act” means the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” of a Person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person. In the case of the Investor, the term “Affiliate” includes (v) any controlling shareholder of the Investor, (w) any of such shareholder’s general partners or limited partners, (x) the fund manager managing such shareholder (and general partners, limited partners and officers thereof) and (y) trusts controlled by or for the benefit of any such individuals referred to in (w) or (x).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Singapore, Hong Kong or New York City are required or authorized by law or executive order to be closed.

“China” or the “PRC” means the People’s Republic of China and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and the Special Administrative Region of Macau.

2

“Company Charter Documents” means the Memorandum and Articles of Association of the Company.

“Company Financial Statements” means, for any Financial Year, the consolidated balance sheet and the consolidated statements of income and cash flows of the Company for such Financial Year, prepared and audited by a Big 4 Accounting Firm in accordance with US GAAP.

“Completion” means the completion and closing of the purchase of the Sale Shares.

“Completion Date” means the date and time at which Completion takes place.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders of such liability shall be protected (in whole or in part) against loss with respect thereto.

“Control” of a Person means (a) ownership of more than fifty percent (50%) of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Disclosure Letter” means the disclosure letter delivered by the Company to the Investor on the date hereof.

“Encumbrance” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security interest or any other encumbrance but which has an economic or financial effect similar to the granting of security interest or any other encumbrance under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s shares, capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person). Unless the context otherwise requires, any reference to “Equity Securities” refers to the Equity Securities of the Company.

3

“Existing Financial Statements” means the Company Financial Statements for the Financial Year ended March 31, 2012 prepared in accordance with US GAAP.

“Financial Year” means the financial year of the Company, which ends on March 31 of each calendar year.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange or other self-regulatory body, whether domestic or foreign, in each case having competent jurisdiction.

“Group” means the Company and its direct and indirect Subsidiaries, and “Group Member” means any of them.

“Group Representative” means any director, officer, agent, employee, consultant, professional advisor or other Person acting for or on behalf of any Group Member or Affiliate of any Group Member.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement, whether or not classified as a capital lease in accordance with generally accepted accounting principles, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

4

“KKR” means KKR China Healthcare Investment Limited.

“NYSE” means the New York Stock Exchange, Inc. or any successor thereto.

“Onshore Companies” means the legal entities set forth in Schedule 1 and all other legal entities established in the PRC in which any of the foregoing legal entities directly or indirectly owns any interest.

“Party” or “Parties” means any signatory or the signatories to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Principal Business” means the business of the Group, being cord blood banking and related services.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form of Exhibit C, to be executed at Completion by and between the Company and the Investor.

“Related Party” means (a) any Affiliate of any Group Member and (b) any director or officer of any Group Member or any Affiliate thereof.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, first cousin, uncle, aunt, nephew, niece or in-laws of such person or spouse.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Senior Managers” means the senior managers and key employees of the Group set forth in Schedule 4.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Shares” means ordinary shares of the Company, par value US$0.0001 per share.

“Subsidiary” of any Person (the “Parent”) means any Person directly or indirectly Controlled by the Parent.

5

“Target Completion Date” means ninety (90) Business Days after the date of this Agreement.

“Tax” means any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including, without limitation, income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other body in the PRC, the United States, Singapore or elsewhere and any interest, addition to tax, penalty, surcharge or fine in connection therewith.

“Tax Authority” means any Governmental Authority which imposes any Tax in any jurisdiction.

“Tax Returns” means any and all reports, returns, declarations, disclosures, or statements supplied or required to be supplied to a Tax Authority in connection with any Tax, including any schedule, attachment or amendment thereto.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Indemnification Agreement.

“US GAAP” means the generally accepted accounting principles as applied in the United States.

“US$” means United States Dollars, the lawful currency of the United States of America.

1.2.	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“CCBS”	Recital B
“Company”	Preamble
“Company Warranties”	Section 6.1
“Confidential Information”	Section 7.1
“Consideration”	Section 2.1
“CSC Holdings”	Recital B
“DTC”	Section 8.10
“East BVI”	Recital B
“East HK”	Recital B
“FF HK”	Recital B
“Indemnification Agreement”	Section 3.1(j)
“Indemnified Party”	Section 10.1
“Indemnifying Party”	Section 10.1
“Investor”	Preamble
“Investor Warranties”	Section 6.2

6

“Jiachenhong”	Recital C
“KKR Consent”	Section 3.1(d)
“Losses”	Section 10.1
“Lukou”	Recital C
“Nominee Director”	Section 8.9
“North BVI”	Recital B
“North HK”	Recital B
“Nuoya”	Recital C
“Reporting Period”	Section 8.4
“Representatives”	Section 7.1
“Sale Shares”	Section 2.1
“South BVI”	Recital B
“South BVI Agreement”	Recital E
“South BVI Transaction”	Recital E
"South HK"	Recital B
"West BVI"	Recital B
"West HK"	Recital B

1.3.	Interpretation.

(a)	Directly or Indirectly. The phrase "directly or indirectly" means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and "direct or indirect" has the correlative meaning.

(b)	Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(e)	Law. References to "law" shall include all applicable laws, regulations, rules and orders of any Governmental Authority, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and "lawful" shall be construed accordingly.

(f)	References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words "hereof," "hereunder" and "hereto," and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, restated, consolidated, supplemented, novated or replaced from time to time.

7

(g)	Share Calculations. In calculations of share numbers, references to a "fully-diluted basis" mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged. Any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share consolidation or combination, share split, recapitalization, reclassification or similar event affecting the Shares after such date.

(h)	Knowledge. Where any statement is qualified by the expression "to the best of a Person’s knowledge" or any similar expression, that statement shall, unless otherwise stated, be deemed to refer to the knowledge of a prudent Person in the position of such Person who shall be deemed to have knowledge of such matters as he would have discovered, had he made such enquiries and investigations as a prudent Person would have made to confirm the subject matter of the statement.

(i)	Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(j)	Language. This Agreement is drawn up in the English language.

Section 2
sALE AND PURCHASE OF THE SALE SHARES

2.1.	Sale Shares. Upon the terms and subject to the conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell to the Investor at Completion, 7,314,015 Shares beneficially owned by the Company as treasury shares (the “Sale Shares”), for a total purchase price of US$20,844,942.75 (United States Dollars Twenty Million Eight Hundred and Forty-four Thousand Nine Hundred and Forty-two Dollars and Seventy-five Cents) (the “Consideration”).

2.2.	Consideration. The Investor shall pay the Consideration at Completion in accordance with Section 4.2(b).

Section 3
CONDITIONS PRECEDENT TO COMPLETION

3.1.	Conditions Precedent to Obligations of the Investor at Completion. The obligation of the Investor to complete the purchase of the Sale Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived in writing by the Investor:

8

(a)	the Company Warranties remaining true and correct in all material respects on the Completion Date as provided in Section 6.4, provided, however, that to the extent any portion of any Company Warranty is already qualified as to materiality, such portion of such Company Warranty as so qualified shall remain true and correct in all respect;

(b)	the Company having performed and complied in all material respects with all of its agreements and obligations contained in the Transaction Documents to which it is a party that are required to be performed or complied with by it on or before Completion;

(c)	the Company having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated thereby, and having provided copies of all resolutions (and all attachments thereto) described below to the Investor (each certified by a duly authorized director to be true, complete and correct copies as of the Completion Date) which corporate procedures shall include approval by the Board on or prior to the date hereof, each to the extent required by applicable law and Company Charter Documents, of the following:

(i)	the sale of Sale Shares to the Investor; and

(ii)	the execution, delivery and performance by the Company of each Transaction Document to which it is a party and all the transactions contemplated thereby;

(d)	all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable law of any Governmental Authority (including any anti-trust, competition or similar legal requirements in any jurisdiction), or pursuant to any contract binding on the Company or whereby its respective assets are subject or bound, to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Completion Date), including, but without limitation, a waiver pursuant to which KKR waives its preemptive right as provided under the Convertible Note Purchase Agreement dated as of April 12, 2012 by and between the Company and KKR in respect of the sale of Sale Shares and other transactions contemplated by this Agreement and otherwise consents to such sale and the South BVI Transaction and related transactions (the “KKR Consent”), having been obtained or made, and copies thereof having been provided to the Investor (each certified by a duly authorized director to be true, complete and correct copies thereof as of the Completion Date);

9

(e)	there being no Governmental Authority or other Person that has:

(i)	instituted any legal, arbitral or administrative proceedings or written inquiry against the Company or any other Group Member to restrain, prohibit, delay or otherwise challenge the transaction contemplated hereby or under any Transaction Document or requested any information in connection with the possible institution of any such proceedings or inquiry; or

(ii)	enacted any statute, regulation or policy which would prohibit, materially restrict, impact or delay implementation of the transactions contemplated under any Transaction Document or the operation of any Group Member or the operation of any Group Member after Completion as contemplated in the Transaction Documents;

(f)	each of the Transaction Documents having been executed by each party thereto other than the Investor and delivered to the Investor;

(g)	except as may be the result of the announcement of the transactions contemplated hereby, there having been since the date of this Agreement, (i) no material adverse change in, and no change in circumstances that has a material adverse impact on the business, operations, properties or financial condition or prospects of the Group, taken as a whole, and (ii) other than as required by applicable accounting standards, no material change in, and no event or circumstance that has occurred and could result in any material change or amendment to, any historical financial statement of any Group Member;

(h)	completion of all appropriate actions to elect or appoint at Completion the Nominee Director to the Board, including, if necessary, taking such appropriate actions to increase the size of the Board to effect such election or appointment;

(i)	the Company having delivered to the Investor a copy of the register of directors and officers of the Company as at the Completion Date and copies of all resolutions and documentation evidencing the composition of the Board, certified by a duly authorized director of the Board to be true, complete and correct copies thereof, and reflecting that the Board includes the Nominee Director;

(j)	the Company having delivered to the Investor (i) duly executed director indemnification agreement in favor of the Nominee Director, in substantially the form attached as Exhibit A hereto (“Indemnification Agreement”), and (ii) evidence that directors’ and officers’ indemnity insurance has been provided in respect of the Nominee Director;

10

(k)	without limiting the generality of Section 3.1(e), there being no objection from the NYSE regarding the transactions contemplated by this Agreement and the other transaction documents;

(l)	the Investor having received legal opinions from Conyers Dill & Pearman, the Company's Cayman Islands legal counsel, in substantially the form attached hereto as Exhibit B, dated as of the Completion Date;

(m)	the shareholders of the Investor shall have approved, and adopted all resolutions as may be necessary or incidental to approve, implement or effect, the execution, delivery and performance by the Investor of this Agreement, each other Transaction Document and the South BVI Agreement to which it is a party and all transactions contemplated hereby or thereby (“Investor Shareholder Approval”); and

(n)	all the conditions precedent set forth in Section 3 of the South BVI Agreement (other than those conditions precedent that by their terms cannot be fulfilled until the closing of the South BVI Transaction) shall have been satisfied or waived in writing and the completion of the South BVI Transaction shall take place simultaneously with Completion.

3.2.	Conditions Precedent to Obligations of Company at Completion. With respect to the Investor, the Company's obligation to complete the sale of the Sale Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived by the Company:

(a)	the Investor Warranties remaining true and correct in all material respects on the Completion Date, provided, however, that to the extent any portion of any Investor Warranty is already qualified as to materiality, such portion of such Investor Warranty as so qualified shall remain true and correct in all respect;

(b)	the Investor having performed and complied in all material respects with all of its agreements and obligations contained in this Agreement and the other Transaction Documents to which it is a party that are required to be performed or complied with by it on or before Completion;

(c)	the Investor having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is as a party and the transactions contemplated thereby;

(d)	all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required on the part of the Investor to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Completion Date), having been obtained or made and copies thereof having been provided to the Company (each certified by a duly authorized director or officer to be true, complete and correct copies thereof as of the Completion Date);

11

(e)	there being no Governmental Authority or other Person that has:

(i)	instituted any legal, arbitral or administrative proceedings or written inquiry against the Company or any other Group Member to restrain, prohibit, delay or otherwise challenge the transaction contemplated hereby or under any Transaction Document or requested any information in connection with the possible institution of any such proceedings or inquiry; or

(ii)	enacted any statute, regulation or policy which would prohibit, materially restrict, impact or delay implementation of the transactions contemplated under any Transaction Document or the operation of any Group Member or the operation of any Group Member after Completion as contemplated in the Transaction Documents;

(f)	each of the Transaction Documents having been duly executed by each party thereto other than the Company and delivered to the Company;

(g)	the Company having received a fairness opinion from its financial advisor in connection with the transactions contemplated by the Transaction Documents and the South BVI Transaction;

(h)	the Company having received the KKR Consent; and

(i)	without limiting the generality of Section 3.2(e), there being no objection from the NYSE regarding the transactions contemplated by this Agreement and the other transaction documents.

Section 4
COMPLETION ACTIONS

4.1.	Time and Place of Completion. Completion shall take place at the Hong Kong offices of Shearman & Sterling, 12th Floor Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong on or before the 30th Business Day after all the conditions precedent set forth in Sections 3.1 and 3.2 (other than those conditions precedent that by their terms cannot be fulfilled until Completion) are satisfied or waived in writing, or at such other time and place or in other manners as the Parties may agree or as may be determined pursuant to Section 4.3.

4.2.	Actions at Completion. With respect to the Investor, at Completion,

12

(a)	the Company shall:

(i)	transfer the Sale Shares to the Investor or its nominee(s) free and clear of Encumbrances and deliver share certificates in the name of the Investor or its nominees evidencing ownership of the Sale Shares;

(ii)	duly register the Investor or its nominee(s) as the holder of the Sale Shares in the Company's register of members and deliver a copy of such register of members to the Investor, certified as a true, correct and complete copy by a director of the Company; and

(iii)	deliver to the Investor a receipt for payment of the Consideration; and

(b)	the Investor shall pay the Consideration, by wire transfer of immediately available funds to an account opened in the name of the Company, or if instructed by the Company, any Subsidiary of the Company outside the PRC in accordance with the written instructions provided by the Company to the Investor at least five (5) Business Days prior to the Completion Date, or in any other manner as the Parties may mutually agree.

4.3.	Actions if Conditions not Fulfilled. If any condition set forth in Section 3 shall not have been fulfilled or waived in writing by the Target Completion Date,

(a)	the Investor, in the case of a failure of any of the conditions set forth in Section 3.1 by the Company, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

(i)	defer Completion to a later date;

(ii)	so far as practicable, proceed to Completion; or

(iii)	terminate this Agreement, in accordance with Section 11.2; and

(b)	the Company, in the case of a failure of any of the conditions set forth in Section 3.2 by the Investor, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

(i)	defer Completion to a later date;

(ii)	so far as practicable, proceed to Completion; or

(iii)	terminate this Agreement in accordance with Section 11.2.

13

Section 5
OBLIGATIONS OF THE COMPANY BETWEEN EXECUTION AND COMPLETION

5.1.	Notices of Breaches. From the date hereof until the Completion Date, except as disclosed in the Transaction Documents or otherwise as contemplated thereunder, the Company shall, and shall cause each other Group Member to, conduct its business in a manner consistent with its past practice in its ordinary course of business in all material respects. The Company shall give the Investor prompt notice of any event, condition or circumstance occurring prior to the Completion Date that would constitute a breach of any terms and conditions contained in this Agreement.

5.2.	Restrictions on Actions between Execution and Completion. From the date hereof until the Completion Date, other than as set forth in this Agreement or other Transaction Documents or the South BVI Agreement, the Company shall not, without the prior written consent of the Investor, and shall not permit any other Group Member to:

(a)	amend, modify or waive any provision or provisions of any Transaction Document;

(b)	make any distribution of profits by way of interim or final dividend, capitalization of reserves or otherwise;

(c)	appoint or change the accounting firm responsible for the audit of the Group, or make any material change of accounting or audit policies of any Group Member other than such change required by relevant accounting standards or the auditor of the Company or by law;

(d)	enter into any reorganization, consolidation, merger, joint venture or partnership;

(e)	make any alteration or amendment to the Company Charter Documents;

(f)	cease to conduct or carry on business in substantially the form as now conducted, approve the development of any new line of business or materially change any part of its business activities; or

(g)	commence any bankruptcy or insolvency related proceeding.

Section 6
REPRESENTATIONS AND WARRANTIES

6.1.	Company Warranties. The Company represents and warrants to the Investor in the terms of the warranties set forth in Schedule 2 (such warranties, the "Company Warranties") and acknowledges that the Investor in entering into this Agreement is relying on the Company Warranties.

14

6.2.	Investor Warranties. The Investor represents and warrants to the Company in the terms of the warranties set forth in Schedule 3 (such warranties, the "Investor Warranties") and acknowledges that the Company in entering into this Agreement is relying on the Investor Warranties.

6.3.	Knowledge of Claims. Each of the Company Warranties is given subject to the matters fully and fairly Disclosed. No other information relating to any Group Member of which the Investor has knowledge (actual or constructive), no other information relating to the Investor of which the Company has knowledge (actual or constructive) and no investigation by or on behalf of the Investor or the Company shall prejudice any claim made by the Investor or the Company, as the case may be, under the indemnity contained in Section 10, or operate to reduce any amount recoverable thereunder. It shall not be a defense to any claim against the Company or the Investor that the Company or the Investor, as the case may be, knew or ought to have known or had constructive knowledge of any information, other than as fully and fairly disclosed as above, relating to the circumstances giving rise to such claim. The Disclosure Letter shall be deemed to take effect as at the date hereof.

6.4.	Bring-Down to Completion. The Company Warranties shall be deemed to be repeated as at the Completion Date as if they were made on and as of the Completion Date and all references therein to the date of this Agreement were references to the Completion Date.

6.5.	Survival. The Company Warranties shall survive the Completion Date.

Section 7
CONFIDENTIALITY; RESTRICTION ON ANNOUNCEMENTS

7.1.	General Obligation. Each Party undertakes to the other Party that it shall not reveal, and that it shall use its commercially reasonable efforts to procure that its respective directors, equity interest holders, officers, employees, agents, counsel and advisors who are in receipt of any Confidential Information (collectively, "Representatives") do not reveal, to any third party any Confidential Information without the prior written consent of the concerned Party or use any Confidential Information in such manner that is detrimental to the concerned Party. The term "Confidential Information" as used in this Section 7 means: (a) any non-public information concerning the organization, structure, business or financial results or condition of any Party; (b) the terms of this Agreement and the terms of any of the other Transaction Documents, and the identities of the Parties and their respective Affiliates; and (c) any other information or material prepared by a Party or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information.

15

7.2.	Exceptions. The provisions of Section 7.1 shall not apply to:

(a)	disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of its Representatives in violation of this Agreement;

(b)	disclosure by a Party to a Representative or an Affiliate if such Representative or Affiliate (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality; or

(c)	disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; provided that no prior notice to any Party shall be required to be given under this Section 7.2(c) with respect to any dispute arising out of or relating to this Agreement.

7.3.	Publicity. Subject to Section 8.8, except as required by law, by any Governmental Authority (including any relevant stock exchange on which the shares of a Party or its parent company are listed) or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party; provided that any such publicity release or public announcement shall be reviewed and agreed by the Parties hereto prior to its release.

Section 8
COVENANTS

8.1.	Benefit of Covenants.

(a)	The covenants of the Company under this Section 8 shall be for the sole benefit of the Investor, its successors and its permitted assigns that are the Investor’s wholly owned subsidiaries.

(b)	Section 8.9 (Nominee Director) shall be in full force and effect so long as the Investor beneficially owns ten percent (10%) or more of the Shares of the Company. All other provisions in Section 8 shall be in full force and effect for so long as the Investor beneficially owns any Sale Shares.

8.2.	Commercially Reasonable Efforts. Each Party shall use its commercially reasonable efforts to timely satisfy each of the covenants and conditions for Completion to be satisfied by it as provided in this Agreement.

16

8.3.	Corporate Existence. So long as the Investor beneficially owns any Sale Shares, the Company shall maintain its corporate existence.

8.4.	Reporting Status. Until the earlier of (i) the date on which the Investor shall have sold all of the Sale Shares and (ii) the date on which the Investor may sell all of the Sale Shares in one transaction without restriction or limitation as to volume pursuant to Rule 144 (or any successor rule thereto) promulgated under the 1933 Act (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, including any extension period under Rule 12b-25 promulgated under the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act would no longer require or otherwise permit such termination.

8.5.	Form F-3 Eligibility. The Company shall use best efforts to maintain its eligibility to register the Sale Shares for resale by the Investor on Form F-3.

8.6.	Listing. The Company shall use best efforts to maintain the Shares’ authorization for listing on the NYSE. Neither the Company nor any other Group Member shall take any action which would be reasonably expected to result in the delisting or suspension from trading of the Shares on the NYSE.

8.7.	Information Rights. Upon the reasonable request of the Investor, the Company shall in a reasonably timely manner provide to the Investor financial or other information (including non-public information) regarding the business and operation of the Group, including any information or statements as may be reasonably necessary for the Investor (or any of its direct or indirect owners) to file any Tax Return or other filings required by law. Upon the Investor's request, and with reasonable prior notice to the Company, the Company shall permit representatives of the Investor, during normal office hours, to (a) visit any of the sites and premises where any business of any Group Member is conducted; (b) inspect any of the sites, facilities, plants and equipment of any Group Member; and (c) have reasonable access to those officers, employees, agents, accountants, auditors, contractors and subcontractors of any Group Member who have or may have knowledge of matters with respect to which the Investor seeks information; provided, however, that, for the avoidance of doubt, any information provided with respect to any of the foregoing shall be subject to Section 7.

8.8.	Disclosure of Transactions and Other Material Information. Notwithstanding Section 7, on or before 8:30 a.m., New York City time, on the first (1st) Business Day following the date of this Agreement, the Company shall issue a press release and file a report describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents as exhibits to such filing to the extent required by the 1934 Act; provided that the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release.

17

8.9.	Nominee Director. The Company shall procure that one nominee designated by the Investor shall be appointed as a non-executive director of the Company (the “Nominee Director”). At Completion, the Company shall cause the Nominee Director to be appointed as a Director on the Board. Concurrently with the appointment of the Nominee Director, the Company, the Investor and the Nominee Director shall enter into the Indemnification Agreement for the benefit of the Nominee Director as contemplated in Section 3.1(j) and such Nominee Director shall provide to the Company an appropriately responsive customary “D&O questionnaire” duly executed. If the Nominee Director no longer remains the Nominee Director for any reason, the Company shall cause the new Nominee Director selected by the Investor to be appointed to the Board. The Company shall enter into an Indemnification Agreement with such new Nominee Director as selected by the Investor. It is understood that the appointment of the Nominee Director as a director of the Board shall be subject to legal and governance requirements regarding service as a director of the Company.

8.10.	Legends. The Investor understands that the certificates or other instruments representing the Sale Shares shall, except as set forth below, bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such securities):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE 1933 ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Investor or its successor or assignee upon which it is stamped or issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Sale Shares are resold pursuant to an effective resale registration statement under the 1933 Act, (ii) following a sale, assignment or other transfer if such holder provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Sale Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) following a sale pursuant to Rule 144 under the 1933 Act, provided the Company received from the holder reasonable assurance, including reasonable representations and warranties, that such securities are being sold pursuant to Rule 144, together with written advice from counsel to the Company in support of the holder’s reliance on Rule 144 for such sale. The Company shall be responsible for the fees of its transfer agent, the costs of any legal opinions required by its transfer agent (other than those of counsel to the Investor) and all DTC fees associated with such issuance.

18

8.11.	Right Not to Take Action. Notwithstanding any other provision of this Agreement, the Investor shall not be obligated to take any action or omit to take any action under this Agreement that it believes, in good faith based on the written advice of its counsel, would cause it to be in violation of any applicable law.

Section 9
feeS and EXPENSES

9.1.	Fees and Expense in the Absence of Completion. If this Agreement is terminated pursuant to Section 11.2, each Party shall bear the fees and expenses incurred in connection with the transaction contemplated hereunder on a 50:50 basis.

Section 10
INDEMNIFICATION

10.1.	General Indemnity. The Company (the "Indemnifying Party") shall (to the fullest extent permitted by applicable laws) indemnify, defend and hold harmless the Investor and its Affiliates, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all losses, damages, liabilities, claims, proceedings, Taxes, costs and expenses actually suffered or incurred by any such Indemnified Party (including the fees, disbursements and other charges of counsel reasonably incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party, in connection with any breach as set forth below) (collectively, "Losses") resulting from or arising out of any breach by the Indemnifying Party of any Company Warranty or any other covenant or agreement in this Agreement or any other Transaction Document or resulting from or arising out of any claims against the Company or any other Group Member relating to any Tax liability that arose on or prior to the Completion Date, except to the extent that the Loss resulting from the gross negligence or wilfull misconduct of any Indemnified Party. The amount of any payment to any such Indemnified Party shall be sufficient to make such Indemnified Party whole for any diminution in value of the Equity Securities held by it resulting from such breach. Any indemnity referred to in this Section 10 for breach of a Company Warranty shall be such as to place the Indemnified Party in the same position as it would have been in had there not been any breach of the Company Warranties under which the Indemnified Party is to be indemnified. In connection with the indemnification obligation of the Indemnifying Party as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses as they are incurred by such Indemnified Party. The aggregate liability of the Indemnifying Party under this Section 10.1 in respect of any breach of the Company Warranty shall not exceed an amount equal to the Consideration.

19

Section 11
TERMINATION

11.1.	Effective Date; Termination. This Agreement shall become effective upon execution by all of the Parties and shall continue in force until terminated in accordance with Section 11.2.

11.2.	Events of Termination. This Agreement may be terminated prior to Completion as follows:

(a)	if any one or more of the conditions set forth in Section 3.1 to the obligation of the Investor to complete has not been fulfilled on or prior to the Target Completion Date, the Investor shall have the right to terminate this Agreement with respect to its purchase of the Sale Shares;

(b)	if any one or more of the conditions set forth in Section 3.2 to the obligation of the Company to complete has not been fulfilled on or prior to the Target Completion Date as a result of any failure by the Investor, the Company shall have the right to terminate this Agreement with respect to the Investor's purchase of the Sale Shares;

(c)	if the Company has breached any Company Warranty, or any other material covenant or agreement contained in this Agreement, which breach cannot be cured or, if it is capable of being cured, is not cured within thirty (30) days after the Company being notified in writing of the same, the Investor shall have the right to terminate this Agreement with respect to its purchase of the Sale Shares;

(d)	if the Investor has breached any of the Investor Warranties, or any other material covenant or agreement of the Investor contained in this Agreement, which breach cannot be cured or, if capable of being cured, is not cured within thirty (30) days after the Investor being notified in writing of the same, the Company shall have the right to terminate this Agreement with respect to the Investor's purchase of the Sale Shares;

(e)	if Completion does not occur within ninety (90) Business Days after the date of this Agreement, any Party may, at its sole discretion, give written notice to the other Parties to terminate this Agreement; or

(f)	at any time on or prior to the Completion Date, by written consent of the Parties;

20

provided, that any right to terminate this Agreement pursuant to this Section 11.2 shall not be available to any Party in breach of any of its obligations hereunder.

11.3.	Survival. If this Agreement is terminated in accordance with Section 11.2, it shall become void and of no further force and effect, except for the provisions of Section 7 (Confidentiality; Restriction on Announcements), Section 9 (Fees and Expenses), Section 10 (Indemnification), this Section 11.3 (Survival) and Section 14 (Governing Law and Jurisdiction); provided that such termination shall, unless otherwise agreed to by the Parties, be without prejudice to the rights or obligations of any Party in respect of a breach of this Agreement prior to such termination.

Section 12
NOTICES

12.1.	Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) Business Days' prior written notice specified to the other Parties). Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third (3rd) Business Day following posting, and if sent by post to another country, on the seventh (7th) Business Day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

12.2.	Addresses and Fax Numbers. The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor :	with a copy to:

Cordlife Group Limited 61 Science Park Road, #05-16/18 The Galen, Singapore Science Park II, Singapore 117525 Facsimile: +65 6238 1108 Attention: Jeremy Yee	Shearman & Sterling 12th Floor Gloucester Tower The Landmark 15 Queen’s Road Central, Central Hong Kong Facsimile: +852 2978 8099 Attention: Shuang Zhao

21

if to the Company:	with a copy to:

China Cord Blood Corporation 48th Floor, Bank of China Tower 1 Garden Road, Central, Hong Kong Facsimile: +852 3605 8181 Attention: Albert Chen	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 USA Facsimile: +1 212.407.4990 Attention: Mitchell S. Nussbaum

Section 13
MISCELLANEOUS

13.1.	No Partnership. The Parties expressly do not intend to form a partnership, either general or limited, under any jurisdiction's partnership law. The Parties do not intend to be partners to each other, partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of transactions contemplated hereby or the Investor's status as holder of the Sale Shares. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any other Group Member (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and the Company has not received any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby except for the Investor Warranties set forth in Schedule 3 hereto.

13.2.	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

13.3.	Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

13.4.	Entire Agreement. This Agreement (together with the other Transaction Documents and any other documents referred to herein or therein) constitutes the whole agreement among the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

22

13.5.	Severability. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of such provisions of this Agreement as remain not so deleted.

13.6.	Counterparts. This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

13.7.	Transfer; Assignment. The Company shall not assign this Agreement or any of its rights or duties hereunder to any Person. The Investor may assign this Agreement or any of its rights or obligations hereunder to any of its wholly owned subsidiaries; subject to compliance with applicable securities laws, and provided that the Investor undertakes to promptly notify the Company in writing of any such assignment.

13.8.	Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

13.9.	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor shall be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by the Investor by reason of any breach of obligations contained in the Transaction Documents by the other Parties and the Company hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 14
GOVERNING LAW AND JURISDICTION

14.1.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

23

14.2.	Submission to Jurisdiction. Each of the parties hereto (i) shall submit itself to the non-exclusive jurisdiction of the United States district court for the Southern District of New York in the event any dispute arises out of this Agreement, (ii) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (iii) shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court. With respect to any such action, service of process upon any Party in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such Party. If there is no applicable jurisdiction in such federal court, each of the Parties shall submit itself to the jurisdiction of the state court for the State of New York in the borough of Manhattan.

[The remainder of this page is intentionally left blank]

24

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

CHINA CORD BLOOD CORPORATION

By:	/s/ Albert Chen
Name:	Albert Chen
Title:	Chief Financial Officer

CORDLIFE GROUP LIMITED

By	/s/ Yee Pinh Jeremy
Name:	Yee Pinh Jeremy
Title:	Chief Executive Officer

Signature Page to Share Purchase Agreement

SCHEDULE 1

PART A – PARTICULARS OF THE COMPANY

Company

Registered Company Name :	China Cord Blood Corporation
Registered Address :	Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands
Registration by Way of Continuation :	June 30, 2009
Company Number :	CT-227732
Place of Incorporation :	Incorporated in Arizona and registered by way of continuation in the Cayman Islands

Director(s) :	Zheng Ting Chen Bing Chuen Albert Jennifer J. Weng Lu Yungang (aka Ken Lu) Mark D. Chen Julian Wolhardt

Authorized Share Capital :	US$25,100 divided into 251,000,000 shares of a nominal or par value of US$0.0001 each, of which 250,000,000 shall be Ordinary Shares of a par value of US$0.0001 each and 1,000,000 shall be Preferred Shares, par value of US$0.0001 each.

Issued Share Capital :	US$7,314 divided into 73,140,147 Shares of a nominal or par value of US$0.0001 each as of March 31, 2012

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	China Cord Blood Services Corporation (100%)

SCHEDULE 1-1

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Cord Blood Services Corporation
Registered Address :	Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands
Date of Incorporation :	January 17, 2008
Company Number :	CT-203251
Place of Incorporation :	Cayman Islands

Director(s) :	Chen Bing Chuen Albert Zheng Ting Arashiyama Rui Deng Yue

Authorized Share Capital :	US$10,000,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.01 each

Issued Share Capital :	US$1,618,980 divided into 161,898,000 ordinary shares of a par value of US$0.01 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	China Stem Cells Holdings Limited (100%)

Shareholder as of the Date hereof :	China Cord Blood Corporation (100%)

SCHEDULE 1-2

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells Holdings Limited
Registered Address :	Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands
Date of Incorporation :	January 12, 2005
Company Number :	CT-143911
Place of Incorporation :	Cayman Islands

Director(s) :	Chen Bing Chuen Albert Zheng Ting

Authorized Share Capital :	US$10,000,000 divided into 10,000,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1,618,980 divided into 1,618,980 ordinary shares of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :

Beijing Jiachenhong Biological Technologies Company Limited (100%)

China Stem Cells (East) Company Limited – Incorporated in British Virgin Islands (100%)

China Stem Cells (South) Company Limited – Incorporated in British Virgin Islands (90%)

China Stem Cells (West) Company Limited – Incorporated in British Virgin Islands (100%)

China Stem Cells (North) Company Limited – Incorporated in British Virgin Islands (100%)

China Stem Cells (East) Company Limited – Incorporated in Hong Kong (100%)

China Stem Cells (South) Company Limited – Incorporated in Hong Kong (100%)

China Stem Cells (West) Company Limited – Incorporated in Hong Kong (100%)

China Stem Cells (North) Company Limited – Incorporated in Hong Kong (100%)

Shareholder as of the Date hereof :	China Cord Blood Services Corporation (100%)

SCHEDULE 1-3

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (East) Company Limited
Registered Address :	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Date of Incorporation :	September 11, 2006
Company Number :	1050377
Place of Incorporation :	British Virgin Islands

Director(s) :	Zheng Ting

Authorized Share Capital :	US$50,000 divided into 50,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1 divided into 1 ordinary share of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-4

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (South) Company Limited
Registered Address :	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Date of Incorporation :	September 11, 2006
Company Number :	1050378
Place of Incorporation :	British Virgin Islands

Director(s) :	Zheng Ting Chen Bing Chuen Albert Yee Pinh Jeremy

Authorized Share Capital :	US$50,000 divided into 50,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1,000 divided into 1,000 ordinary shares of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	Guangzhou Municipality Tianhe Nuoya Bio-engineering Company Limited (100%)

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (90%) Cordlife (Hong Kong) Limited (10%)

SCHEDULE 1-5

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (West) Company Limited
Registered Address :	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Date of Incorporation :	September 11, 2006
Company Number :	1050379
Place of Incorporation :	British Virgin Islands

Director(s) :	Zheng Ting

Authorized Share Capital :	US$50,000 divided into 50,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1 divided into 1 ordinary share of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-6

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (North) Company Limited
Registered Address :	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Date of Incorporation :	September 11, 2006
Company Number :	1050380
Place of Incorporation :	British Virgin Islands

Director(s) :	Zheng Ting

Authorized Share Capital :	US$50,000 divided into 50,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1 divided into 1 ordinary share of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-7

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (East) Company Limited
Registered Address :	48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Date of Incorporation :	February 9, 2007
Company Number :	1109278
Place of Incorporation :	Hong Kong

Director(s) :	Zheng Ting

Authorized Share Capital :	HK$10,000 divided into 10,000 ordinary shares of a par value of HK$1 each

Issued Share Capital :	HK$1,000 divided into 1,000 ordinary shares of a par value of HK$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	Favorable Fort Limited (83%)

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-8

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (South) Company Limited
Registered Address :	48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Date of Incorporation :	January 18, 2008
Company Number :	1205257
Place of Incorporation :	Hong Kong

Director(s) :	Zheng Ting

Authorized Share Capital :	US$50,000 divided into 50,000 ordinary shares of a par value of US$1 each

Issued Share Capital :	US$1 divided into 1 ordinary share of a par value of US$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-9

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (West) Company Limited
Registered Address :	48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Date of Incorporation :	February 9, 2007
Company Number :	1109299
Place of Incorporation :	Hong Kong

Director(s) :	Zheng Ting

Authorized Share Capital :	HK$10,000 divided into 10,000 ordinary shares of a par value of HK$1 each

Issued Share Capital :	HK$1,000 divided into 1,000 ordinary shares of a par value of HK$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-10

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	China Stem Cells (North) Company Limited
Registered Address :	48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Date of Incorporation :	February 9, 2007
Company Number :	1109291
Place of Incorporation :	Hong Kong

Director(s) :	Zheng Ting

Authorized Share Capital :	HK$10,000 divided into 10,000 ordinary shares of a par value of HK$1 each

Issued Share Capital :	HK$1,000 divided into 1,000 ordinary shares of a par value of HK$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-11

PART B – PARTICULARS OF OTHER OFFSHORE COMPANIES

Registered Company Name :	Favorable Fort Limited
Registered Address :	11th Floor, AXA Centre, 151 Gloucester Road, Wanchai, Hong Kong
Date of Incorporation :	April 21, 2009
Company Number :	1333510
Place of Incorporation :	Hong Kong

Director(s) :	Chen Bing Chuen Albert Fang Boon Sing

Authorized Share Capital :	HK$10,000 divided into 10,000 ordinary shares of a par value of HK$1 each

Issued Share Capital :	HK$10,000 divided into 10,000 ordinary shares of a par value of HK$1 each

Financial Year End :	March 31
Subsidiaries (and percentage of shareholding) :	Jinan Baoman Science & Technology Development Company Limited (100%)

Shareholder as of the Date hereof :	China Stem Cells (East) Company Limited (Incorporated in Hong Kong) (83%) Cordlife Services (S) PTE. LTD. (17%)

SCHEDULE 1-12

PART C –

PARTICULARS OF THE OTHER ONSHORE COMPANIES

Registered Company Name :	Guangzhou Municipality Tianhe Nuoya Bio-engineering Company Limited

Registered Address :	Block C, 17th Floor, Hangfu Ge, 288 Hangfu Road, Yuexiu District, Guangzhou
Date of Incorporation :	June 27, 1997
Company Number :	440101400053453
Place of Incorporation :	Guangzhou

Director(s) :	Kam Yuen Zheng Ting Gao Feng Liu Ying

Authorized Share Capital :	RMB 90,000,000

Issued Share Capital :	RMB 50,290,183

Financial Year End :	December 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	China Stem Cells (South) Company Limited (Incorporated in British Virgin Islands) (100%)

SCHEDULE 1-13

PART C –

PARTICULARS OF THE OTHER ONSHORE COMPANIES

Registered Company Name :	Beijing Jiachenhong Biological Technologies Company Limited
Registered Address :	4 Yong Chang North Road, Beijing Economic-Technological Development Area, Beijing
Date of Incorporation :	September 8, 2003
Company Number :	110000410187944
Place of Incorporation :	Beijing

Director(s) :	Kam Yuen Zheng Ting Gao Feng

Authorized Share Capital :	RMB 280,000,000

Issued Share Capital :	RMB 280,000,000

Financial Year End :	December 31
Subsidiaries (and percentage of shareholding) :	Zhejiang Lukou Biotechnology Company Limited (90%)

Shareholder as of the Date hereof :	China Stem Cells Holdings Limited (100%)

SCHEDULE 1-14

PART C –

PARTICULARS OF THE OTHER ONSHORE COMPANIES

Registered Company Name :	Zhejiang Lukou Biotechnology Company Limited
Registered Address :	345 Wulin Road, Xiacheng District, Hangzhou City
Date of Incorporation :	December 15, 2010
Company Number :	330000000054663
Place of Incorporation :	Zhejiang

Director(s) :	Kam Yuen Yang Chun Lu Hang Jun

Authorized Share Capital :	RMB 50,000,000

Issued Share Capital :	RMB 50,000,000

Financial Year End :	December 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	- Beijing Jiachenhong Biological Technologies Company Limited (90%) - Zhejiang Provincial Blood Center (10%)

SCHEDULE 1-15

PART C –

PARTICULARS OF THE OTHER ONSHORE COMPANIES

Registered Company Name :	Jinan Baoman Science & Technology Development Company Limited
Registered Address :	11th Floor, Yinfeng Building, 6 Liyang Dajie, Shizhong District, Jinan
Date of Incorporation :	June 6, 2000
Company Number :	370100000030271
Place of Incorporation :	Shandong

Director(s) :	Kam Yuen Zheng Ting Zhang Ying

Authorized Share Capital :	RMB 12,000,000

Issued Share Capital :	RMB 12,000,000

Financial Year End :	December 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :	Favorable Fort Limited (100%)

SCHEDULE 1-16

PART C –

PARTICULARS OF THE OTHER ONSHORE COMPANIES

Registered Company Name :	Shandong Qilu Stem Cells Engineering Company Limited
Registered Address :	666 Xunhua East Road, High & New Technology Development Zone, Jinan
Date of Incorporation :	July 5, 2004
Company Number :	370000018082702
Place of Incorporation :	Shandong

Director(s) :	Wang Shan (王山) Wang Baoling (王宝玲) Sheng Dewei (生德伟) Ma Xiaoqing (马筱青) Chen Chen (陈晨)

Authorized Share Capital :	RMB 50,000,000

Issued Share Capital :	RMB 50,000,000

Financial Year End :	December 31
Subsidiaries (and percentage of shareholding) :	N/A

Shareholder as of the Date hereof :

Shandong Yinfeng Investment Group Company Limited (54%)

Jinan Baoman Science & Technology Development Company Limited (24%)

Jinan Chuangli Hengye Investment Consulting Company Limited (20%)

Wang Shan (1%)

Shen Bojun (1%)

SCHEDULE 1-17

PART D –

STRUCTURE CHART OF CHINA CORD BLOOD CORPORATION

SCHEDULE 1-18

SCHEDULE 2

COMPANY WARRANTIES

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified:

"Assets" means all assets, rights and privileges of any nature and all goodwill associated therewith, including rights in respect of Contracts, all Intellectual Property, Equipment, any share or equity ownership, but excluding rights in respect of real property.

"Blood Station Operation License" means the Blood Station Operation License issued by the provincial level Department of Health in the PRC under the ‘Measures for Administration of Blood Stations’ issued by the Ministry of Health of the PRC.

"Company SEC Filings" means the documents filed from time to time with the SEC.

"Confidential Information" as used in this Schedule 2 means all know-how, lists of customers, suppliers or Subscribers, technical processes or other confidential information.

 "Contracts" means all contracts, agreements, licenses, engagements, leases, financial instruments, purchase orders, commitments and other contractual arrangements, that are currently subsisting and not terminated or completed.

 "Cord Blood Bank" means the three cord blood banks operated by a Group Member which have obtained a Blood Station Operation License and the investment by a Group Member in Shandong since May 2010.

"Disclosed" means, in respect of any Company Warranty, fully and fairly disclosed in the (i) numbered and lettered section corresponding to such Company Warranty in the Disclosure Letter or (ii) the Company SEC Filings, if the disclosure is specific in detail (as opposed to general risk factor language, forward looking statements or other reservations that relate to a hypothetical or inchoate risks), to the extent that the application of such disclosure to a specific Company Warranty is reasonably clear on its face.

"Equipment" means all plant and machinery, production lines, tools and equipment, vehicles and other tangible assets.

"Intellectual Property" means all patent, trademarks, service marks, registered designs, utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

SCHEDULE 2-1

"Latest Accounts Date" means March 31, 2012.

"Litigation" has the meaning set forth in Clause 9 of this Schedule 2.

"Permits" means all permits, consents, approvals, authorizations, franchises, certifications and licenses from, and all registrations with, any Governmental Authority and such term shall include the Blood Station Operation License and all other the cord blood banking licenses issued by the Ministry of Health of the PRC or its provincial counterparts to any Group Member or Cord Blood Bank.

"Real Property" has the meaning set forth in Clause 4 of this Schedule 2.

"Reverse Merger" means the acquisition of control of CCBS by the Company’s predecessor Pantheon China Acquisition Corp. on June 30, 2009.

"SEC Documents" has the meaning set forth in Clause 3 of this Schedule 2.

"Sponsorship Agreement" means the sponsorship agreement between an Onshore Company and the relevant hospital as submitted to the Ministry of Health of the PRC for application for establishment of the relevant Cord Blood Bank.

"Subscriber" means a subscriber for cord banking services provided by a Group Member.

The Warranties

The Company hereby represents and warrants to the Investor that except as Disclosed, the following representations and warranties are true, complete and correct as of the date hereof and the Completion Date. The Disclosure Letter shall be arranged in clauses corresponding to the numbered and lettered clauses and sub-clauses set forth below.

1.	CORPORATE MATTERS

(a)	Organization, Good Standing and Qualification. Each Group Member has been duly incorporated and organized, and is validly existing (i) in good standing and (ii) in compliance with all registration and approval requirements in all material respects. Each Group Member has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted.

(b)	Charter Documents. The copies of the Company Charter Documents and the charter documents of each Group Member included in the Company SEC Filings, are effective, have not been superseded and are true, correct and complete. All legal and procedural requirements concerning the adoption of such charter documents have been duly and properly complied with in all respects.

SCHEDULE 2-2

(c)	Group Structure. The corporate chart set forth in Part D of Schedule 1 is a true, complete and accurate description of the corporate structure of the Group as of the Completion Date.

(d)	Capitalization and Other Particulars. The particulars of each Group Member's share capital set forth in Schedule 1 are a true, complete and correct description of the share capital of each Group Member on the date hereof and on the Completion Date. No Group Member is in violation of any term of or in default under its certificate or articles of incorporation, memorandum and articles of association, by-laws, or their organizational charter or other constitutional documents, respectively.

(e)	Options, Warrants. Except as Disclosed, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the subscription or purchase from any Group Member of any Equity Securities of any Group Member. No shares of any Group Member, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Group Member, are subject to Encumbrances, preemptive rights, rights of first refusal or other rights to subscribe for or purchase such shares (whether in favor of any Group Member or any other Person), pursuant to any agreement or commitment of any Group Member. Except as Disclosed, the sale of the Sale Shares shall not result in a right of any holder of any securities of the Company to exercise any preemptive rights, rights of first refusals or other rights, or to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as Disclosed, the sale of the Sale Shares shall not obligate the Company to issue Shares or equivalents thereof or other securities to any Person (other than the Investor). All issued shares of each Group Member are fully paid and non-assessable and have been issued in material compliance with all applicable federal and state securities laws, and none of such issued shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(f)	Subsidiaries. Except as set forth in the corporate structure chart set forth in Part D of Schedule 1, the Company does not hold any Equity Securities of, or any direct or indirect interest of any kind in, any other Person.

(g)	Onshore Companies.

(i)	Except as Disclosed in the Company SEC Filings, for each Onshore Company, each holder of record of its registered capital have contributed in full its subscribed share of the entity's registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable law, approved by all relevant Governmental Authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly.

SCHEDULE 2-3

(ii)	All previous transfers or assignments of registered capital have been approved by the competent Governmental Authorities and all necessary corporate action.

(iii)	Each Onshore Company and Cord Blood Bank conducts its business activities within the permitted scope of its business or is otherwise operating its business in compliance in all material respects with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.

(iv)	All licenses and approvals requisite for the conduct of any part of each Onshore Company and Cord Blood Bank's business which are subject to periodic renewal, have been or shall on a timely basis be obtained and to the best knowledge of the Company, there are no grounds on which such requisite renewals shall not be granted by the competent PRC Governmental Authorities.

(v)	Each Onshore Company and Cord Blood Bank is not in receipt of any letter or notice from any relevant PRC Governmental Authority notifying revocation of any licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out by it.

(vi)	The Company maintains, or procures its relevant Subsidiary to maintain, Control over each Onshore Company and Cord Blood Bank in all respects.

(h)	Corporate Records. The registers of shareholders, resolutions and all other documents of each Group Member required to be kept or filed with any relevant Governmental Authority under all applicable law (including in accordance with the Companies Law (2011 Revision of the Cayman Islands) have been properly maintained, filed or submitted for filing in accordance with applicable law, and all resolutions required by applicable laws or the charter documents of such Group Member then effective have been passed, have been passed in accordance with such applicable laws and the charter documents of such Group Member (as the case may be).

2.	AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)	Authorization. The Company has the power and authority to execute, deliver and perform the Transaction Documents which it has signed as a party. All actions on the part of the Company necessary for the authorization, allotment, issuance and delivery of the Sale Shares have been taken or shall be taken prior to the Completion.

SCHEDULE 2-4

(b)	Valid Issuance of the Sale Shares; Free of Encumbrances. The Sale Shares are duly authorized, validly issued, fully paid and non-assessable. The Sale Shares will be held by the Company as treasury shares in compliance with applicable laws and the Company Charter Documents on or prior to Completion. On or prior to Completion, the Company will be the sole legal and beneficial owner of and has good and valid title to the Sale Shares, free and clear of all Encumbrances. Immediately following Completion, the Investor will be the sole legal owner of and has good and valid title to the Sale Shares, free and clear of all Encumbrances.

(c)	Enforceability. The Transaction Documents to which the Company is a party, when executed, shall be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general principles of equity.

(d)	Consents and Approvals. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other competent corporate authority required in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby have been obtained or will be prior to Completion.

(e)	No Breach. The execution and delivery by the Company of each of the Transaction Documents to which it/he is a party and the implementation and performance by the foregoing entities of all the transactions contemplated under such Transaction Documents do not and shall not:

(i)	breach or constitute a default under any charter document of such entity or of the memorandum of association, articles of association, by-laws or other constitutional document of such entity;

(ii)	result in a material breach of, or constitute a default under, or give rise to any right to any Person to declare a default under, any material contract to which such entity or individual is a party or by which such entity or individual or its/his property or Assets is bound or result in the acceleration of any obligation of such entity or individual (whether to make payment or otherwise) to any Person; or

(iii)	result in a violation or breach of or default under any law.

SCHEDULE 2-5

3.	LEGAL COMPLIANCE

(a)	No Violation of Law.

(i)	Since the date of listing of the Shares on the NYSE, no Group Member and Cord Blood Bank has been in violation of any applicable law or regulation (including the ‘Measures for Administration of Blood Stations’ issued by the Ministry of Health of the PRC and any regulations issued by the State Food and Drug Administration of the PRC) in any material respect.

(ii)	Each Group Member and Cord Blood Bank has at all times carried on its business in compliance with all applicable laws, regulations and governmental guidance in all material respects. None of the Group Members or Cord Blood Banks, nor any Group Representative, nor any Senior Manager, has committed any criminal offence or any breach of the requirements or conditions of any statute, treaty, regulation, by-law or other obligation relating to it or the carrying on of its business.

(iii)	Since the date of listing of the Shares on the NYSE, (a) the Shares have been designated for quotation on the NYSE; (b) trading in the Shares has not been suspended by the SEC or the NYSE for more than one trading day; (c) the Company has received no communication, written or oral, from the SEC or the NYSE regarding the suspension or delisting of the Shares from the NYSE; (d) the Company has never been subject to any administrative proceedings or investigation by the SEC or the NYSE; and (e) the SEC or NYSE has never imposed any penalty on the Company which, in the case of foregoing clauses (d) or (e) could reasonably be expected to have a material adverse effect on the Company. To the best knowledge of the Company, the Company is not in violation of any of the rules, regulations or requirements of the SEC or NYSE and has no knowledge of any facts or circumstances that would reasonably lead to (x) delisting or suspension of the Shares by the SEC or NYSE or (y) any administrative proceedings, investigation or penalty by the SEC or NYSE on the Company.

(b)	Permits and Registrations.

(i)	Each Group Member and Cord Blood Bank has all Permits and has completed all material government registrations, licenses and consents necessary for the conduct of its business as currently conducted and to own or use its material Assets, Real Property and leased Real Properties as currently used. No Group Member or Cord Blood Bank is in breach of or default under any such Permit, and there is no reason to believe such Permit shall be suspended, cancelled or revoked.

(c)	Ownership. Except as Disclosed in the Company SEC Filings, the Company validly and legally owns, beneficially and of record, free and clear of any Encumbrance, the equity interests of its Subsidiaries.

SCHEDULE 2-6

(d)	SEC Documents. The Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Completion, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents") required to be filed during the period commencing June 30, 2009 and ended on the later of the date of this Agreement and the Completion. As of their respective filing dates, the SEC Documents filed during any time before the Reverse Merger complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.	ASSETS

(a)	Title to Assets. Except as Disclosed in the Company SEC Filings, the Assets included in the Existing Financial Statements or acquired by any Group Member since the Latest Accounts Date and all other material Assets currently used or employed by any Group Member are owned by the relevant Group Member free from Encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such material Assets are in the possession or under the control of the relevant Group Member.

(b)	Status of Assets. Except as Disclosed in the Company SEC Filings, each Group Member owns or has the right to use all Assets currently used by it in the conduct of its business as currently conducted. All material Assets of each Group Member have been properly maintained and are in good working condition, and are in all respects in a condition that is adequate for their intended uses, subject to continued repair and replacement in accordance with past practice. The Company has sufficient assets and resources to support its normal business operations as currently contemplated as at Completion, except as otherwise caused by economic turmoil and / or force majeure events or other significant change in normal business operations beyond the control of the Company.

(c)	Real Property.

(i)	Except as Disclosed in the Company SEC Filings, the real property of the Group (the "Real Property") comprises all the land, buildings and premises (as well as the fixed attached thereto) currently owned, occupied or used by the Group or in respect of which the Group has any estate, interest, right or title.

SCHEDULE 2-7

(ii)	Except as Disclosed in the Company SEC Filings, the Group has proper legal title to the land use rights and building ownership rights in respect of the Real Property (including possession of the land use rights certificates and building ownerships certificates) and is, subject to compliance with all applicable laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Real Property and there are no occupancy rights or Encumbrances in favor of third parties affecting it.

(d)	Products and Services.

(i)	The cord blood units stored by the relevant Group Members in the Cord Blood Banks are in good quality condition and were provided to the hospitals in good quality condition. There has been no complaint in writing or investigation by any hospital or Governmental Authority in relation to the same.

(ii)	The internal process or control in respect of processing, testing and storage of all cord blood units kept by each Group Member and Cord Blood Bank are in compliance with all criteria stipulated by the relevant Governmental Authorities in all material respects.

(iii)	No Group Member or Cord Blood Bank has ever been involved in any administrative proceedings or investigation by any Governmental Authority and no Governmental Authority has imposed any penalty on any Group Member or Cord Blood Bank.

(iv)	To the best knowledge of the Company, no Group Member has provided any services which are, were, are likely to become, or are alleged to be, faulty or defective, or which do not comply with any warranties or representations expressly or impliedly made by any Group Member, or with any relevant law.

(v)	There is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the best knowledge of each Group Member threatened, against or involving the business of any Group Member relating to any service supplied or alleged to have been supplied by any Group Member and alleged to have been defective.

(vi)	All equipment and medical materials and reagents used by the Group and the Cord Blood Banks have been used in compliance with all applicable laws and national standards. Each supplier of equipment, medical materials or reagents to the Group or the Cord Blood Banks has obtained the permits, licenses or certifications required by applicable law.

SCHEDULE 2-8

5.	CONTRACTS AND TRANSACTIONS

(a)	Validity of Contracts.

(i)	No Group Member is in breach in any material respect of or has knowledge (actual or constructive) of the invalidity of or grounds for rescission, avoidance or repudiation of any material contract nor has any Group Member received written notice of any intention to terminate any such material contract.

(ii)	No party with whom any Group Member has entered into any material contract is in default thereunder which default, individually or when aggregated with all other such defaults, would have a material adverse effect on the Company. Each material contract to which any Group Member is a party has been duly authorized, executed and delivered by such Group Member and by each other party thereto and constitutes the valid and binding obligation of such Group Member and, to the actual knowledge of the Company, of each other party thereto, enforceable against such Group Member and, to the actual knowledge of each of the Company, against each other party thereto in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

(b)	Oral Contracts. No Group Member is a party to any contract made orally that would be a material contract or that is otherwise material to the Group, taken as a whole.

(c)	Compliance with Laws. There are no Contracts or obligations, agreements, arrangements or concerted practices to which any Group Member is a party or by which any of the Group Members is bound, and there are no practices in which any of the Group Member is engaged, that are void, illegal, unenforceable or that contravene any applicable laws in any material respect.

(d)	No Breach. With respect to each material contract to which any Group Member is party or by which it is bound:

(i)	such entity has duly performed and complied in all material respects with each of its obligations thereunder;

(ii)	there has been no delay, negligence or other default on the part of such entity and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

SCHEDULE 2-9

(iii)	such entity is under no obligation which cannot be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort;

(iv)	such entity has the technical and other capabilities and the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business; and

(v)	there are no grounds for rescission, avoidance, repudiation or termination and such entity has not received any notice of termination.

(e)	Change in Control. Except as Disclosed in the Company SEC Filings, there are no agreements concerning any Group Member that can be terminated or that have been terminated or under which the rights of any Person are liable to be materially adversely affected as a result of a change in control of any Group Member or in the composition of the board of directors of a Group Member. There are no circumstances whereby, following a change in the control of any Group Member or in the composition of the board of directors of a Group Member, any of the principal customers of or suppliers to any Group Member would cease to remain customers or suppliers to the same extent and of the same nature as prior to the date hereof.

6.	FINANCIAL MATTERS

(a)	Financial Statements. Each of the Existing Financial Statements has been prepared in accordance with US GAAP, applied on a consistent basis, and shows a true and fair view of the state of affairs, assets and liabilities, financial position and profit or loss of each Group Member in all material respects including (a) all transactions between or among Related Parties, (b) the compensation for all officers and directors of each Group Member, (c) all of the existing Equity Securities, and (d) all bad and/or doubtful account receivable and reserves therefor as at the respective dates thereof and for the periods covered thereby and are not affected by any unusual or non-recurring items not covered therein. Without limiting the generality of the foregoing, all of the revenues of each Group Member in each of their financial statements are timely and properly recorded in accordance with US GAAP in all material respects.

(b)	Books and Financial Records. All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each Group Member have been fully properly and accurately kept and completed in all material respects.

7.	TAX, RECORDS AND RETURNS

(a)	Compliance with Laws. No Group Member is or has at any time been in violation of any applicable law or regulation regarding Tax which may result in any liability or criminal or administrative sanction or otherwise have a material adverse effect on any Group Member, other than such violation that has been rectified or resolved and does not have any pending, or possible future, liability or criminal or administrative sanction or otherwise.

SCHEDULE 2-10

(b)	Tax Returns and Payments. Each Group Member has duly and timely filed all Tax Returns as required by law, and such Tax Returns are true and correct as of the time of filing. Each Group Member has paid all Taxes when due and none of them is or shall become liable to pay any fine, penalty, surcharge or interest in relation to Tax. Each Onshore Company has duly obtained all tax invoices (fapiao) containing reasonable details as is required by applicable laws.

(c)	Deductions and Withholdings. Each Group Member has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has duly and timely accounted in full to the appropriate Governmental Authority for all amounts so deducted or withheld.

(d)	Preferred Tax Treatments. All material exemptions, reductions and rebates of Taxes granted to any Group Member by a Governmental Authority are in full force and effect and have not been terminated.

(e)	No Withholding on Purchase or Sale of the Sale Shares by Investor. No withholding of any Tax imposed by the PRC or any political subdivision or authority thereof shall be required (and no PRC Tax shall otherwise be payable) with respect to (i) the purchase of the Sale Shares by the Investor, (ii) any payment to the Investor thereon or under any Transaction Document or (iii) the sale of any Sale Shares by the Investor so long as the Investor does not hold the Sale Shares through a permanent establishment in the PRC.

8.	OPERATIONS

(a)	Changes Since Latest Accounts Date. Since the Latest Accounts Date:

(i)	the business of the Group has been carried on in the ordinary course and so as to maintain the same as a going concern; and

(ii)	there has been no adverse change in any material respect the financial position or trading prospects of the Group.

(b)	Current Operations. To the best knowledge of the Company, there is no existing fact or circumstance that may have a material adverse effect on the ability of any Group Member to conduct its business as currently conducted or contemplated to be conducted.

SCHEDULE 2-11

9.	CLAIMS AND PROCEEDINGS

(a)	No Litigation. No Group Member is engaged in or has been notified in writing that it is the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, "Litigation"), whether as plaintiff, defendant or otherwise, which may give rise to a claim equal to or more than US$500,000 against such Group Member. There is no judgment, decree, or order of any court in effect against any Group Member, and no Group Member is in default with respect to any order of any Governmental Authority to which it is a party or by which it is bound.

(b)	No Pending Proceedings. No Litigation is pending or, to the best knowledge of the Company, threatened, against any Group Member.

(c)	No Insolvency. No order has been made and no resolution has been passed for the winding up or liquidation or dissolution of any Group Member or Cord Blood Bank.

(d)	No Investigation or Inquiry. To the best knowledge of the Company, no Group Member or Cord Blood Bank is the subject of any investigation or inquiry by any Governmental Authority and there are no facts which are likely to give rise to any such investigation or inquiry.

10.	DISCLOSURE

(a)	No Misrepresentation. No representation, warranty or statement by the Company in this Agreement, any other Transaction Document, or in any Exhibit, Schedule, Appendix, statement or certificate furnished to the Investor pursuant to any Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in the light of the circumstances under which they were made, true, accurate and not misleading in any material respect.

(b)	Accuracy of Information Provided. All written information given to the Investor and their professional advisers by the Company or by any of the directors or professional advisors of the Company was when given and is at the date hereof true, complete, accurate in all material respects and not materially misleading.

(c)	Full Disclosure. There is no material fact or circumstance relating to the affairs of any Group Member or Cord Blood Bank which has not been disclosed to the Investor and which if disclosed might reasonably have been expected to influence the decision of the Investor to purchase the Sale Shares including the amount of the Consideration.

SCHEDULE 2-12

SCHEDULE 3

INVESTOR WARRANTIES

1.	The Investor is a company limited by shares duly incorporated and existing under the laws of Singapore.

2.	The Investor has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by the Investor of this Agreement and the performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

3.	The execution, delivery and performance of this Agreement by the Investor will not:

(a)	breach or constitute a default under any provision of the Memorandum and Articles of Association or equivalent charter documents of the Investor;

(b)	conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any agreement to which the Investor is a party or by which the Investor is bound;

(c)	violate any court order, judgment, injunction, award, decree or writ against, or binding upon, the Investor or upon its securities, properties or business; or

(d)	result in violation or breach of or default under any law.

4.	The funds used by the Investor to purchase the Sale Shares have been legally obtained by the Investor.

5.	The Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect. The Investor is purchasing the Sale Shares with investment intent and not with a view to distribution thereof or with respect to the Sale Shares in violation of any federal, state or foreign securities law.

SCHEDULE 3-1

SCHEDULE 4

LIST OF SENIOR MANAGERS

Ms. Ting Zheng (Chairman and CEO)
Mr. Albert Chen (CFO)
Ms. Yue Deng (Beijing Division CEO)
Ms. Rui Arashiyama (Guangdong and Zhejiang Divisions CEO)
Ms. Xin Xu (CTO)

SCHEDULE 4-1

EXHIBIT A

DIRECTOR INDEMNIFICATION AGREEMENT

DIRECTOR INDEMNIFICATION AGREEMENT

between

CHINA CORD BLOOD CORPORATION

and

Jeremy Pinh Yee

Dated ______________, 2012

This DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) made on ____________, 2012

AMONG:

(1)	CHINA CORD BLOOD CORPORATION, an exempted company with limited liability incorporated in the Cayman Islands with its registered office at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Company”); and

(2)	Jeremy Pinh Yee, a citizen of Singapore, and any successor or alternate to his position as Director (as defined below), of 10 Nim Cresent, Singapore 807693, Singapore (the “Investor Director”).

Whereas:

(A)	The Company (i) desires to attract and retain highly qualified individuals such as the Investor Director, to serve on its Board of Directors (the “Board”) and (ii) in order to induce the Investor Director to be involved with the Company, wishes to provide the Investor Director with specific contractual assurance of the Investor Director's rights to full indemnification and advancement of expenses to the fullest extent permitted by applicable law against litigation risks and expenses arising from his position as a Director (as defined below).

(B)	The Investor Director is relying upon the rights afforded under this Agreement in serving as a Director.

(C)	In view of the considerations set forth above, the Company desires that the Investor Director be indemnified by the Company as set forth herein.

It is agreed as follows:

1.	Interpretation

1.1.	In this Agreement, unless the context otherwise requires:

1.1.1.	The following words bear the meanings assigned to them below:

“Affiliate” of a Person (the "Subject Person") means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that directly or indirectly is Controlled by the Subject Person;

“Agreement” shall bear the meaning given to it in the Preamble;

“Board” shall bear the meaning given to it in the Recital;

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Hong Kong, Singapore or New York City are required or authorized by law or executive order to be closed;

EXHIBIT A-1

“Claim” means any claim, action, proceeding, investigation, administrative proceedings, demand, judgment or amount made by a person other than the Investor Director;

“Company” shall bear the meaning given to it in the Preamble;

“Director” means a member of the board of directors of the Company;

“Expenses” shall bear the meaning given to it in Clause 2.1;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Investor” means Cordlife Group Limited, a company limited by shares incorporated in Singapore.

“Investor Director” shall bear the meaning given to it in the Preamble;

“Investor Indemnitors” shall bear the meaning given to it in Clause 9.2;

“Parties” means the Investor Director and the Company and “Party” means any one of them; and

“PRC” means the People's Republic of China and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and the Special Administrative Region of Macau.

1.1.2.	References to a statute or statutory provision include:

(i)	that statute or provision as from time to time modified, re-enacted or consolidated whether before, on or after the date of this Agreement; and

(ii)	any subsidiary legislation made from time to time under that statute or statutory provision.

1.1.3.	References to one gender include all genders and references to the singular include the plural and vice versa.

1.1.4.	References to a company shall include any company, corporation or any body corporate, wherever incorporated.

EXHIBIT A-2

1.1.5.	References to a subsidiary of a company shall mean, in respect of any Person (the “Parent”), any other Person in which the Parent directly or indirectly holds (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

1.1.6.	References to Clauses are to Clauses of this Agreement;

1.1.7.	A conviction, judgment or refusal of relief becomes final if there is no possibility of appeal, or where there is a possibility of appeal:

(i)	If not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is determined and the period for bringing any further appeal has ended or if the appeal is abandoned or otherwise ceases to have effect.

1.2.	Headings shall be ignored in interpreting this Agreement.

2.	Indemnity

2.1.	Subject to the provisions of this Agreement and so far as may be permitted by all applicable laws and statutes from time to time in force, the Investor Director shall be entitled to be indemnified by the Company against:

2.1.1.	all demands, claims, costs, charges, fees, losses, damages, judgment, fines, obligations, expenses and liabilities of any kind or whatsoever nature which may at any time be made against or incurred by him directly or indirectly by reason of or in consequence of any Claim arising from the execution and discharge of his duties as a director of the Company, or in connection thereto; and

2.1.2.	any costs, charges, liability and expenses (including but not limited to reasonable investigative, legal and other expenses, and any amounts paid in settlement) incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director of the Company, (collectively, “Expenses”).

2.2.	The Investor Director shall take all reasonable steps to mitigate any loss which, in the absence of mitigation, might give rise to a claim or demand under this Agreement against the Company. For purposes of this Clause 2.2, reasonable steps of the Investor Director to mitigate any loss shall not require the initiation of litigation or the incurrence of material expenditure.

EXHIBIT A-3

3.	Limitations on indemnity

3.1.	Without prejudice to any other rights or remedies which may be available to the Investor Director, the indemnity granted by the Company to the Investor Director in Clause 2 shall not extend to any Expenses incurred by the Investor Director:

3.1.1.	to the Company;

3.1.2.	to pay a fine imposed in criminal proceedings;

3.1.3.	to pay a sum payable to a regulatory authority by way of a penalty or composition in respect of non-compliance with any requirement of a regulatory nature (however arising);

3.1.4.	in defending any criminal proceedings in which he is convicted, where such conviction is final; or

3.1.5.	in defending any civil proceedings brought by the Company in which final judgment is given against him.

3.2.	Furthermore, this indemnity shall not apply:

3.2.1.	to the extent that it is not permitted by, or not consistent with, law or statute from time to time in force or the rules, regulations or codes of any regulatory or other body from time to time in force;

3.2.2.	to any Expenses made against or incurred by the Investor Director if and to the extent that such Expenses are attributable to any fraudulent or dishonest act or any fraudulent or dishonest omission on the part of the Investor Director or any other act of omission which the Investor Director commits knowingly or in the knowledge that the same is wrongful or improper, and where there has been gross negligence, or wilful default by the Investor Director; or

3.2.3.	where the Investor Director has improperly derived a personal benefit or profit.

4.	Company’s liability

4.1.	If the Company makes any payment pursuant to this Agreement in respect of any of the matters against which the Investor Director is indemnified in Clause 2, and if it is subsequently determined by a court of competent jurisdiction or an arbitral tribunal (where such determination is final and is binding on the Investor Director) that liability would attach to the Investor Director in respect of any fraud, dishonesty, gross negligence, default, breach of duty or breach of trust, then the Investor Director shall promptly repay to the Company all amounts paid by the Company under this Agreement in connection with such matter.

EXHIBIT A-4

5.	Continuation of obligations

5.1.	The indemnity under this Agreement shall cease to be valid and enforceable in respect of acts or omissions of the Investor Director (within the scope of cover of the indemnity set out in Clauses 2 and 3 above) from the date of termination, resignation or cessation in any manner whatsoever of the Investor Director from being a Director.

5.2.	For the avoidance of doubt, and as an independent stipulation, the indemnity set out in Clauses 2 and 3 above shall continue to apply, and survive cessation of the indemnity pursuant to this Clause, in respect of all relevant acts and omissions of the Investor Director prior to cessation.

6.	Advancement of Expenses

6.1.	The Company shall, unless prohibited by applicable law, advance any Expenses incurred by or on behalf of the Investor Director in connection with any Claim within ten (10) Business Days after the delivery by the Investor Director to the Company of a statement or statements requesting such advances, together with a reasonably detailed written explanation of the basis therefore and an itemization of legal fees and disbursements in reasonable detail, from time to time, whether prior to or after final disposition of any Claim. Such advances shall be unsecured and interest free. The Investor Director shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of an undertaking providing that the Investor Director shall repay the advance to the extent that it is ultimately determined by a court of competent jurisdiction from which there is no further right to appeal that the Investor Director is not entitled to be indemnified by the Company under the provisions of this Agreement or applicable law.

6.2.	If the Company shall be obligated under Clause 6.1 to pay the Expenses of any Claim against the Investor Director, then subject to Clauses 6.3, 6.4 and 6.5, the Company shall be entitled to assume the defence of such Claim upon the delivery to the Investor Director of written notice of its election to do so.

6.3.	If the Company elects to assume the defence of such Claim as per Clause 6.2, then unless the plaintiff or plaintiffs in such Claim include one or more Persons holding, together with his, her or its Affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding voting securities, the Company shall assume such defence using a single law firm selected by the Company to represent the Investor Director and other present and former directors or officers of the Company who are parties to such Claim. The retention of such law firm by the Company shall be subject to prior written approval by the Investor Director, which approval shall not be unreasonably withheld or delayed. If the Company elects to assume the defence of such Claim and the plaintiff or plaintiffs in such Claim include one or more Persons holding, together with his, her or its Affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding voting securities, then the Company shall assume such defence using a single law firm selected by the Investor Director.

EXHIBIT A-5

6.4.	After (a) in the case of retention of any such law firm selected by the Company, delivery of the required notice to the Investor Director, approval of such law firm by the Investor Director and the retention of such law firm by the Company, or (b) in the case of retention of any such law firm selected by the Investor Director, the completion of such retention, the Company will not be liable to the Investor Director under this Agreement for any Expenses of any other law firm incurred by the Investor Director after the date that such first law firm is retained by the Company with respect to the same Claim, unless (i) the retention of a law firm by the Investor Director has been previously authorized by the Company, (ii) the Investor Director shall have reasonably concluded that there may be a conflict of interest between either (1) the Company and the Investor Director or (2) the Investor Director and another present or former director or officer of the Company also represented by such law firm in the conduct of any such defence, or (iii) the Company shall not, in fact, have retained a law firm to prosecute the defence of such Claim, or failed to have defended such Claim in good faith, in each of which cases, the Expenses of the law firm retained by the Investor Director shall be at the expense of the Company. Notwithstanding anything to the contrary in Clauses 6.3 and 6.4, the Investor Director shall have the right to retain a separate law firm in any such Claim at the Investor Director’s sole expense.

6.5.	Notwithstanding anything to the contrary in Clauses 6.2, 6.3 and 6.4, the Company shall not be entitled to assume the defence of any Claim brought by or in the right of the Company or as to which the Investor Director shall have made the conclusion provided for in (ii) of Clause 6.4. Notwithstanding anything to the contrary in Clauses 6.2, 6.3 and 6.4, in the case of (1) any Claim that is or relates to or has arisen in connection with a criminal action or proceeding, or (b) a Claim that seeks injunction or equitable relief against the Investor Director, the Investor Director shall be entitled to conduct the defence of the Claim with counsel of his choice and to make all decisions with respect thereto, in which case the reasonable fees and expenses of counsel shall be at the expense of the Company.

7.	Notification and conduct of claims

7.1.	The Investor Director will, as soon as reasonably practicable and to the extent not prohibited by applicable law or legal process, notify the Company in writing of any Claim which may give rise to a claim or demand by the Investor Director against the Company under this Agreement setting out as much information as is available to the Investor Director (including details of the person(s) making the Claim, the circumstances which gave rise to it and an estimate of the amount of the Claim), provided that a delay in giving such notification shall not deprive the Investor Director of any right to be indemnified under this Agreement unless, and then only to the extent that, (a) such delay is materially prejudicial to the defence of such Claim, or (b) such claim or demand by the Investor Director against the Company as regards a Claim which has been settled without the Company’s prior written consent which was not unreasonably withheld, delayed or conditioned.

EXHIBIT A-6

7.2.	The Company shall not settle, compromise or consent to any Claim, including, without limitation, any Claim in which it takes the position that the Investor Director is not entitled to indemnification in connection with such settlement, nor shall the Company settle any claim which would impose any fine or impose any obligation on the Investor Director or which would not otherwise provide the Investor Director with an express, unconditional and final release from all Claims, in each case, without the Investor Director’s prior written consent. The Investor Director shall not unreasonably withhold, delay or condition its consent to any proposed settlement.

7.3.	The Company shall be entitled by notice to the Investor Director to assume sole conduct of all matters relating to any Claim in accordance with the provisions of Clause 6.2.

7.4.	The Investor Director shall do all such things as the Company may reasonably request in order to permit the Company fully to exercise its rights under Clauses 7.2 and 7.3, and in particular shall:

7.4.1.	provide the Company with such information and copies of such documents relating to any Claim as the Company may reasonably request;

7.4.2.	not, without the prior written consent of the Company, make any admission in relation to any Claim, nor settle, compromise or consent to the entry of any judgment (or offer to do so), with respect to any Claim; and

7.4.3.	assist the Company as it may require in resisting, defending or settling such Claim.

7.5.	Without prejudice to Clause 7.2, if the Investor Director is notified in advance of the Company’s intention to settle or compromise a Claim and reasonably objects to the terms of such settlement or compromise, the Investor Director shall have the right to assume the conduct of the defence of the Claim unless the terms thereof provide the Investor Director with an express, unconditional and final release from all claims.

8.	Directors’ and officers’ liability insurance

8.1.	For the duration of the Investor Director’s appointment as a director of the Company, the Investor Director shall be covered by any directors’ and officers’ liability insurance policy taken out by the Company pursuant to and subject to the terms of such policy from time to time in force and to the Company’s policy on such insurance from time to time.

EXHIBIT A-7

9.	Subrogation

9.1.	If the Company makes any payment under this Agreement, it shall be subrogated to the extent of such payment to any right the Investor Director may have for recovery of the amounts so paid from any third-party. The Investor Director agrees to execute all documents required and do all other acts necessary to effect the foregoing provisions and permit the Company to enforce the rights so subrogated.

9.2.	Notwithstanding any provision to the contrary in this Agreement, the Company hereby acknowledges that the Investor Director has certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and certain of its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees that:

9.2.1.	it is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary);

9.2.2.	it shall be required to advance the full amount of the indemnity granted in Clause 2, without regard to any rights that the Investor Director may have against the Investor Indemnitors; and

9.2.3.	it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of the Investor Director with respect to any Claim for which the Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Investor Director against the Company. The Company and the Investor Director agree that the Investor Indemnitors are express third-party beneficiaries of the terms of this Clause 9.2.

10.	Miscellaneous

10.1.	Notices

Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) Business Days' prior written notice specified to the other Party). Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (ii) if sent by post within the same country, on the third (3rd) Business Day following posting, and if sent by post to another country, on the seventh (7th) Business Day following posting; and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

EXHIBIT A-8

The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor Director:	with a copy to:

Cordlife Group Limited 61 Science Park Road, #05-16/18 The Galen, Singapore Science Park II, Singapore 117525 Facsimile: +65 6238 1108 Attention: Jeremy Yee	Shearman & Sterling 12th Floor Gloucester Tower The Landmark 15 Queen’s Road Central, Central Hong Kong Facsimile: +852 2978 8099 Attention: Shuang Zhao

if to the Company:	with a copy to:

China Cord Blood Corporation 48th Floor, Bank of China Tower, 1 Garden Road, Central Hong Kong Facsimile: +852 3605 8103 Attention: Albert Chen	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 USA Facsimile: +1 212.407.4990 Attention: Mitchell S. Nussbaum

or to such other address as may have been furnished in the same manner by any Party to the others.

10.2.	Limitation

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Investor Director, the Investor Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.3.	Invalidity

10.3.1.	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the intention of the Parties.

EXHIBIT A-9

10.3.2.	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 10.3.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 10.3.1, not be affected.

10.4.	Severability

To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

10.5.	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

10.6.	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument.

10.7.	Whole agreement

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Company and the Investor Director in relation to the matters dealt with in this Agreement.

10.8.	Confidentiality

10.8.1.	The Company and the Investor Director shall treat as strictly confidential and not disclose to any third-party or use any information received or obtained as a result of entering into or performing this Agreement which relates to:

(i)	the existence and the provisions of this Agreement; or

(ii)	the negotiations relating to this Agreement.

10.8.2.	Clause 10.8.1 shall not prohibit disclosure or use of any information if and to the extent:

(i)	the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of the Company or any Affiliate of the Investor are listed;

(ii)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement;

EXHIBIT A-10

(iii)	the disclosure is made to professional advisers of the Company or the Investor Director, by the Investor Director to officers, directors, members, employees and representatives of the Investor or any Affiliate of the Investor and to the internal use by the Investor or such Affiliates or by the Company to its officers and employees who need to know such information to discharge their duties, if the recipient is, or agrees in writing to be, subject to confidentiality obligations substantially similar to the foregoing;

(iv)	the disclosure is made by the Investor Director to any Affiliate of the Investor and is reasonably necessary in connection with reporting requirements of the Investor or such Affiliate in the ordinary course of business, if the recipient is, or agrees in writing to be, subject to confidentiality obligations substantially similar to the foregoing;

(v)	the information is or becomes publicly available (other than by breach of this Agreement); or

(vi)	the other Party has given prior written approval to the disclosure or use, provided that, to the extent permitted by law, prior to disclosure or use by the Investor Director of any information pursuant to Clause 10.8.2(i), the Investor Director shall as soon as practicable notify the Company of such requirement with a view to providing the Company with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

10.8.3.	The provisions of this Clause 10.8 shall continue to apply after the termination of the Investor Director’s appointment as a director of the Company without limitation in time.

10.9.	Transmission

This Agreement shall enure to the benefit of the personal representative(s) of the Investor Director.

10.10.	Assignment

10.10.1.	The Company may not assign the benefit of all or any part of its rights under this Agreement.

10.10.2.	The Investor Director may assign the benefit of all or any part of his rights under this Agreement to any successor to his position as Director.

EXHIBIT A-11

10.11.	Further Assurances

If any act, resolution, approval or other procedure is required to allow the Investor Director to be given the full benefit of this Agreement, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Investor Director to be given the full benefit of this Agreement.

11.	Governing law

11.1.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

[The remainder of this page is intentionally left blank]

EXHIBIT A-12

EXECUTED on the day and year first above written.

CHINA CORD BLOOD CORPORATION

By:
Name:
Title:

Jeremy Pinh Yee

Signature Page to Director Indemnification Agreement

EXHIBIT B

CAYMAN ISLANDS LEGAL OPINION

[●], 2012

Matter No.:877307

Doc Ref: 1605163v1

852 2842 8539/ 852 2842 9529

Richard.Hall@conyersdill.com

Angie.Chu@conyersdill.com

Cordlife Group Limited

61 Science Park Road

#05-16/18 The Galen

Singapore Science Park II

Singapore

Dear Sirs,

Re: China Cord Blood Corporation (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the sale of 7,314,015 ordinary shares of the Company of par value US$0.0001 each (the “Shares”), registered in the name of the Company and held by the Company as treasury shares (the “Sales Shares”) to Cordlife Group Limited (“Cordlife”).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)	a share purchase agreement made between the Company and Cordlife Group Limited (“Cordlife”) and dated [●], 2012 (the “Share Purchase Agreement”);

(ii)	a registration rights agreement made between the Company and Cordlife and dated [●], 2012 (the “Registration Rights Agreement”); and

(iii)	a director indemnification agreement made between the Company and [●] and dated [●], 2012 (the “Indemnification Agreement”).

(iv)

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

EXHIBIT B-1

We have also reviewed the Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution passed on 25 June 2009 and effective on 30 June 2009 (the “A&R M&As”), each certified by a director of the Company on [●], 2012, copy [minutes of a meeting/written resolutions] of its directors [held on/dated] [●], 2012 (the "Resolutions"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [●], 2012 (the “Certificate Date”), copy of the register of members of the Company (the “Register of Members”) certified by a director of the Company on [●], 2012 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York of the United States (the "Foreign Laws") of the Documents (other than the Indemnification Agreement) in accordance with their respective terms; (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Share Purchase Agreement to the non-exclusive jurisdiction of the Unites States district court for the Southern District of New York; (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Registration Rights Agreement to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction (together with the Unites States district court for the Southern District of New York, the "Foreign Courts"); (k) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due.

EXHIBIT B-2

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular, the obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction. Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgment. We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

EXHIBIT B-3

Any provision of a document governed by Cayman law expressly or impliedly providing that certain statements, calculations and/or certificates will be conclusive and binding may not be effective if such statements, calculations or certificates are incorrect on their face or fraudulent and will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. In addition an agreement, save for an agreement which is subject to statutory execution requirements, governed by Cayman law may be amended orally despite any provision to the contrary in such agreement, and the question of whether any provisions of such an agreement which may be illegal, invalid or ineffective may be severed from the other provisions of such agreement would be determined by the courts at their discretion.

We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction to which such provisions form a part, notwithstanding any express provision in this regard.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority, or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the A&R M&As nor any applicable law, regulation, order or decree in the Cayman Islands.

EXHIBIT B-4

3.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5.	It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Documents creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)	it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)	the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Documents (other than the Indemnification Agreement) are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

6.	The Documents will be subject to nominal stamp duty if they are executed in or brought into the Cayman Islands but will otherwise not be subject to stamp duty.

EXHIBIT B-5

7.	[Based solely on the Register of Members, as at [●], the registered members of the Company are as set out in Schedule 1 hereto.]

8.	The choice of the Foreign Laws as the governing law of the Documents (other than the Indemnification Agreement) is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The submission in the Share Purchase Agreement to the non-exclusive jurisdiction of the Unites States district court for the Southern District of New York is valid and binding upon the Company. The submission in the Registration Rights Agreement to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction is valid and binding upon the Company.

9.	The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

10.	There is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

EXHIBIT B-6

11.	There is no stamp, registration or similar tax or duty to be paid on or in relation to any of the Documents provided that they are executed and remain outside the Cayman Islands. If it becomes necessary to bring the Documents into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on all Documents. In the case of any Document creating security over movable property situated in the Cayman Islands granted by an exempted company, an ordinary non-resident company or a foreign company, or over shares in an exempted company or an ordinary non-resident company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00). Apart from the payment of stamp duty, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Documents admissible in evidence in the Cayman Islands.

12.	Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [●] on [●] (which would not reveal details of (i) proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search or (ii) counterclaims, third party notices or amendments to pleadings filed prior to 8 December 2008) there are [no] actions pending against the Company nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

13.	The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

14.	Cordlife will not be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, performance and/or enforcement of the Documents or the holding of a Sale Share.

15.	Cordlife has standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Documents. It is not necessary or advisable in order for Cordlife to enforce its rights under the Documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

EXHIBIT B-7

16.	There are no exchange control restrictions in the Cayman Islands. The Company is free to acquire, hold and sell foreign currency and securities without restriction.

17.	The Sales Shares will rank pari passu with all other issued Shares of the Company subject to the rights, privileges and restrictions set forth in the A&R M&As and are not subject to any pre-emptive or similar rights under the Companies Law or pursuant to the A&R M&As.

18.	There are no restrictions on the transfer of any of Shares under the Companies Law or the A&R M&As provided such transfer is effected in the manner set forth in and subject to the A&R M&As.

19.	There are no limitations under the Companies Law or the A&R M&As on the rights of any holders of Shares to hold or vote Shares in accordance with the A&R M&As.

20.	Based solely on our review of a copy of the A&R M&As, the share capital of the Company is US$25,100 divided into 251,000,000 shares of a nominal or par value of US$0.0001 each, of which 250,000,000 shall be Ordinary Shares, par value US$0.0001 each, and 1,000,000 shall be Preferred Shares, US$0.0001 each.

21.	The Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands.

Yours faithfully,

Conyers Dill & Pearman (Cayman) Limited

EXHIBIT B-8

Schedule 1

EXHIBIT B-9

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

between

CHINA CORD BLOOD CORPORATION

and

CORDLIFE GROUP LIMITED

Dated _____________, 2012

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) made on ___________, 2012

BETWEEN:

(1)	CHINA CORD BLOOD CORPORATION, an exempted company with limited liability incorporated in the Cayman Islands with its registered office at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Company”); and

(2)	CORDLIFE GROUP LIMITED, a company limited by shares incorporated in Singapore with its registered office at 61 Science Park Road, #05-16/18 The Galen, Singapore Science Park II, Singapore 117525 (the “Investor”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 1 hereof.

RECITALS:

(A)	WHEREAS, pursuant to the Share Purchase Agreement dated as of ____________, 2012 (the “Purchase Agreement”) by and between the Company and the Investor, the Company has agreed to sell to the Investor 7,314,015 ordinary shares of the Company (the “Sale Shares”), par value US$0.0001 per share.

(B)	WHEREAS, in connection therewith, and in order to induce the Investor to purchase the Sale Shares, the Company desires to and has agreed to grant to the Investor the demand and other registration rights set forth herein.

(C)	NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT:

Section 1

DEFINITIONS

1.1.	Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Asian/European Listing” has the meaning set forth in Section 9.2(a).

EXHIBIT C-1

“Asian/European Public Offering” has the meaning set forth in Section 9.2(c).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are required or authorized by law or executive order to be closed.

“Charter Documents” means the memorandum and articles of association of the Company, as may be amended from time to time.

“Ordinary Shares” mean the ordinary shares, par value US$0.0001 per share, of the Company and any other equity securities of the Company into which such ordinary shares are reclassified or reconstituted, and any equity securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, ordinary shares pursuant to, among others, merger, consolidation, share split, share dividend, recapitalization of the Company or otherwise.

“Ordinary Shares Equivalents” mean any security or obligation which is by its terms, directly or indirectly, substantively analogous to, convertible into or exchangeable or exercisable into or for Ordinary Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 5.1.

“Completion Date” has the meaning set forth in the Purchase Agreement.

“Demand Request” has the meaning set forth in Section 4.1.

“Designated Holder” means the Investor and any permitted transferee of the Investor to whom Registrable Securities have been transferred in accordance with Section 10.4 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rules thereto), but in each case solely for so long as the Investor or transferee continues to be a holder of Registrable Securities.

“Electing Holders” has the meaning set forth in Section 6.1.

“Eligible Market” has the meaning set forth in the definition of “Trading Day” as set forth in this Section 1.

“Effectiveness Period” has the meaning set forth in Section 3.2(a).

EXHIBIT C-2

“Event” has the meaning set forth in Section 3.3.

“Event Payment Date” has the meaning set forth in Section 3.3.

“Event Payments” has the meaning set forth in Section 3.3.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FINRA” means the Financial Industry Regulatory Authority (or any successor entity thereto).

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange or other self-regulatory body, whether domestic or foreign.

“Holders’ Counsel” has the meaning set forth in Section 7.1(a).

“Incidental Registration” has the meaning set forth in Section 5.1.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Inspector” has the meaning set forth in Section 6.2(b).

“Liability” has the meaning set forth in Section 8.1.

“Majority Interest” means the Designated Holders holding at least a majority of the then-outstanding Registrable Securities.

“Other Shareholders” has the meaning set forth in Section 5.1.

“Participating Holder” has the meaning set forth in Section 6.1.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 6.2(b).

EXHIBIT C-3

“Registrable Securities” means (i) any Sale Shares; and (ii) any other Ordinary Shares issued or issuable in respect of the shares described in subsection (i) above (because of stock splits, stock dividends, combination of shares, reclassifications, recapitalizations, mergers, consolidations or other reorganization or similar events and any Ordinary Shares issuable upon conversion, exercise or exchange thereof). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in one transaction without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment or (iii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 7.3.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Required Effectiveness Date” means the earlier of (i) the date that is forty-five (45) days from the Required Filing Date; provided, that, if the SEC reviews and has comments to the filed Registration Statement, then the Required Effectiveness Date under this clause shall be ninety (90) days from the Required Filing Date, or (ii) five (5) Business Days following the date the SEC or the Staff notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement.

“Required Filing Date” has the meaning set forth in Section 3.1.

“SEC” means the United States Securities and Exchange Commission or any similar or successor agency then having jurisdiction to enforce the Securities Act.

“SEC Approved Registrable Securities” means Registrable Securities other than SEC Non-Registrable Securities.

“SEC Non-Registrable Securities” means the Registrable Securities excluded from the Registration Statement either (i) pursuant to Section 3.2(b) because the SEC or the Staff has indicated through comment letters or otherwise that such securities are not eligible to be resold under Rule 415 of the Securities Act, or (ii) pursuant to Section 3.2(c).

“Securities Act” means the US Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 3.1.

“Staff” has the meaning set forth in Section 3.2(b).

EXHIBIT C-4

“Trading Day” means (i) any day on which the Ordinary Shares are listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Ordinary Shares are then listed or quoted (an “Eligible Market”), or (ii) if the Ordinary Shares are not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (iii) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

“Underwriter Identification” has the meaning set forth in Section 3.2(b).

Section 2

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1.	Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

Section 3

MANDATORY REGISTRATION

3.1.	Shelf Registration Statement. Not later than sixty (60) days after the Investor written demand (such 60th day, the “Required Filing Date”), the Company shall file with the SEC a registration statement pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) on Form F-3 (or any successor form thereto), or if Form F-3 may not be used by the Company pursuant to applicable law, on Form F-1 (or any successor form thereto), with respect to the resale, from time to time, of all of the Registrable Securities held by the Designated Holders, provided that such demand is with respect to at least one million of such Registrable Securities. The disposition of Registrable Securities from the Shelf Registration Statement may occur, at any time, in one or more underwritten offerings, block transactions, broker transactions, at-market transactions or in such other manner or manners as may be specified by the applicable Designated Holders. Notwithstanding the above, if the Company is required to file the Registration Statement on a Form F-1, then the Company shall have ninety (90) days from the date of request from the Designated Holders to prepare and file the Registration Statement and the Required Filing Date shall be, in such case, the ninetieth (90th) day after the request from the Designated Holders

3.2.	Effective Shelf Registration Statement.

(a)	The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable, and shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of Sections 7.4 and 7.5 hereof, until the earlier of (i) such time as all Registrable Securities registered thereunder are eligible for sale by a Designated Holder in the open market in a single transaction pursuant to Rule 144 of the Securities Act (or any similar provision then in force) without being subject to the volume limitations thereof or (ii) all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or pursuant to Rule 144 or otherwise pursuant an applicable exemption from the registration requirements of the Securities Act (such period being the “Effectiveness Period”).

EXHIBIT C-5

(b)	Notwithstanding anything to the contrary in this Agreement (other than Section 3.2(d) below), in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company such that Rule 415 is not available to the Company to register the resale of such Registrable Securities and, as a result, the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that permits the continuous resale at the market by the Designated Holders participating therein (or as otherwise may be acceptable to each Designated Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement (in accordance with the following sentence) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all other Designated Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Designated Holder) unless the inclusion of shares by a particular Designated Holder or a particular set of Designated Holders results in the Staff or the SEC’s taking the position that the inclusion of such Registrable Securities by such Designated Holders would constitute a registration “by or on behalf of the Company,” in which event, the shares held by such Designated Holder or set of Designated Holders shall be the only shares subject to reduction. In addition, in the event that the Staff or the SEC requires any Designated Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” (an “Underwriter Identification”) in order to permit such Registration Statement to become effective, and such Designated Holder (subject to Section 3.2(d) below) does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Designated Holder, only to the extent necessary as would cause the Staff or the SEC not to require such Underwriter Identification or until such Designated Holder accepts such Underwriter Identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this Section 3.2(b), if requested by a Designated Holder holding Registrable Securities that were so excluded from such registration, the Company shall use its reasonable best efforts to cause such Registrable Securities to be registered to the greatest extent and at the earliest opportunity practicable and in any event not later than sixty (60) days after the earliest practicable date permitted under applicable guidance of the SEC and the Staff (and shall use its reasonable best efforts to effect additional registrations of Registrable Securities until all such securities have been included in additional Registration Statements).

EXHIBIT C-6

(c)	Notwithstanding anything to the contrary in this Agreement, a Designated Holder shall have the right to require the Company to exclude all or any portion of such Designated Holder’s Registrable Securities from any Registration Statement, by written notice to the Company upon such Designated Holder’s reasonable belief that (i) inclusion of such Registrable Securities in the Registration Statement could subject such Designated Holder to underwriter liability, or (ii) the SEC or the Staff will impose material restrictions and terms on the disposition of such Registrable Securities. In such event, the Company shall be required to file a new Registration Statement for such excluded shares in accordance with Section 3.2(b).

(d)	If any such Registration Statement and related prospectus refer to any Designated Holder by name or otherwise as the holder of any securities of the Company and if in such holder’s sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, or that such reference could reasonably be expected to result in an Underwriting Identification requirement, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, require the deletion of the reference to such holder.

EXHIBIT C-7

3.3.	Event Payments. Should an Event (as defined below) occur then, upon each monthly anniversary of the occurrence of such Event (an “Event Payment Date”) until the applicable Event is cured, as relief for the damages suffered therefrom by the Designated Holder (the parties hereto agreeing that the liquidated damages provided for in this Section 3.3 constitute a reasonable estimate of the damages that may be incurred by the Designated Holder by reason of such Event and that such liquidated damages represent the exclusive monetary remedy for the Designated Holders for damages suffered due to such Event; provided, however, that this shall in no manner limit the Designated Holders’ entitlement to specific performance as provided for in Section 10.2), the Company shall pay to the Designated Holder an amount in cash, as liquidated damages and not as a penalty, equal to one-twentieth of a percent (0.05%) of (i) the number of SEC Approved Registrable Securities then held by the Designated Holder as of the date of such Event, multiplied by (ii) the purchase price paid by the Designated Holder for such SEC Approved Registrable Securities then held, for each day that such Event continues, excluding the day on which such Event has been cured. The payments to which the Designated Holder shall be entitled pursuant to this Section 3.3 are referred to herein as “Event Payments.” In the event the Company fails to make Event Payments to the Designated Holder within five (5) Business Days after an Event Payment Date, such Event Payments owed to the Designated Holder shall bear interest at the rate of one half percent (0.5%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages in an aggregate amount that exceeds five percent (5.0%) of the purchase price paid by the Designated Holder for its Registrable Securities pursuant to the Purchase Agreement.

For such purposes, each of the following shall constitute an “Event”:

(a)	a Registration Statement is not filed on or prior to the Required Filing Date or is not declared effective on or prior to the Required Effectiveness Date except: (i) as provided for in Section 7.4 or (ii) in the event that the SEC or the Staff (whether by means of a comment letter provided by the SEC or the Staff relating to the Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415 or that one or more of the Designated Holders should be subjected to Underwriter Identification; or

(b)	on and after the effective date of a Registration Statement filed hereunder, a Designated Holder is not permitted to sell SEC Approved Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Designated Holder or in compliance with applicable rules and regulations such as insider trading policies) for more than forty five (45) days in any one hundred and eighty day (180) day period or for more than ninety (90) days in any twelve month period.

3.4.	Expenses. The Company shall bear all Registration Expenses in connection with this Section 3, whether or not the Shelf Registration Statement becomes effective.

EXHIBIT C-8

Section 4

DEMAND REGISTRATION RIGHTS

4.1.	If, at any time after the Required Filing Date and prior to the expiration of the Effectiveness Period, (i) (A) additional Registrable Securities, which have not been included in the Shelf Registration Statement of the Company pursuant to Section 3.1 above, are issued or issuable to, or otherwise acquired by, the Designated Holder or its Affiliates or (B) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Designated Holder, and (ii) the Company receives from the Designated Holder a written request (the “Demand Request”) stating that such Designated Holder is likely to be considered an Affiliate of the Company and requesting that the Company effect a registration with respect to at least one million of such Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Designated Holder), the Company shall as soon as practicable, file and use reasonable best efforts to effect up to three such registrations during the period from the Required Filing Date to the expiration of the Effectiveness Period (but not more frequently than once per 180 day period) and to permit or facilitate the sale and distribution of all of such Registrable Securities.

4.2.	Expenses. The Company shall bear all Registration Expenses in connection with this Section 4, whether or not a Registration Statement becomes effective.

EXHIBIT C-9

Section 5

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

5.1.	Request for Incidental Registration. At any time after the date hereof until the end of the Effectiveness Period, if (i) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form F-4 or S-8 or any successor thereto), or (ii) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for the account of any shareholder of the Company other than any Designated Holder, then in each case the Company shall give written notice of such proposed filing to each of the Designated Holders at least fifteen (15) days before the anticipated filing date, and such notice shall specify, at minimum, the proposed date of filing of such Registration Statement, any proposed means of distribution of such Registrable Securities or other securities, any proposed managing underwriter or underwriters of such Registrable Securities or other securities and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”). The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holders provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to the Company within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other shareholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the Company Underwriter. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included in an offering by the Company for its own account (other than a Registration Statement on Form F-4 or S-8 or any successor thereto) would materially adversely affect the price, timing or distribution of the securities offered or the price per security that will derive from such registration, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, (i) all of the securities to be offered for the account of the Company, (ii) the Registrable Securities to be offered for the account of the Designated Holders pursuant to this SECTION 5, as a group, which Registrable Securities shall be allocated pro rata among such Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder and (iii) other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 20% of the total amount of securities included in such registration, unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) hereof, in which case such 20% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b) hereof. If the Company Underwriter determines in writing that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included in an offering for the account of any shareholder of the Company other than any Designated Holders (“Other Shareholders”) would materially adversely affect the price, timing or distribution of the securities offered or the price per security that will derive from such registration, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, (i) all of the securities to be offered for the account of such Other Shareholders, (ii) the Registrable Securities to be offered for the account of the Designated Holders pursuant to this SECTION 5, as a group, which Registrable Securities shall be allocated pro rata among such other Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, (iii) all of the securities to be offered for the account of the Company, and (iv) other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 40% of the total amount of securities included in such registration unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) above, in which case such 40% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b). For the avoidance of doubt, no registration pursuant to this Section 5.1 shall relieve the Company of its obligations to register Registrable Securities pursuant to Sections 3.1, 3.2 and 5.1.

EXHIBIT C-10

5.2.	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 5.1 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration. A Designated Holder shall have the right, by written notice to the Company, to exclude all or any portion of such Designated Holder’s Registrable Securities from any Registration Statement effected pursuant to this Section 5 at any time prior to its effectiveness.

5.3.	Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 5, whether or not such Incidental Registration becomes effective.

Section 6

UNDERWRITTEN OFFERINGS

6.1.	Market Underwritten Offering. The Designated Holders may distribute all or any portion of the Registrable Securities then held by them by means of an underwritten offering; provided, that: (i) a Majority Interest has requested such underwritten offering (the “Electing Holders”); (ii) the Electing Holders provide written notice to the Company and the other Designated Holders of their intention to distribute Registrable Securities by means of an underwritten offering; (iii) the managing underwriter or underwriters thereof shall be jointly designated by the Company and the Electing Holders; (iv) each Designated Holder participating in such underwritten offering (each a, “Participating Holder” and collectively, the “Participating Holders”) agrees to sell such Participating Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Electing Holders entitled selecting the managing underwriter or underwriters hereunder; (v) each Participating Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; (vi) the Company shall be entitled to include securities in such underwritten offering amounting to not less than 20% of the aggregate offering; and (vii) the underwritten sale pursuant to this Section must be for a number of Registrable Securities, which based on the good faith determination by the Electing Holders, would result in gross proceeds of at least $20 million (excluding securities to be offered for the account of the Company).

6.2.	The Company agrees that in the event an underwritten offering pursuant to Section 6.1 is undertaken, the Company shall (without limitation to the obligations of the Company set forth in Section 7):

(a)	enter into and perform customary agreements (including an indemnity agreement with customary indemnification provisions) and take such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the underwriter, if applicable;

EXHIBIT C-11

(b)	make available at reasonable times for inspection by any Designated Holder, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney retained by any such Designated Holder or any managing underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and such other information (collectively, the “Records”) as shall be reasonably necessary to enable any such Inspector to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential, and which is delivered to the Inspectors pursuant to written instruction to keep such information confidential, shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (i) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (iii) the information in such Records was and/or becomes otherwise known to the Inspectors on a non-confidential basis, prior to or after its disclosure by the Company, or was and/or becomes generally available to the public. Each Designated Holder agrees that it shall promptly, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, and such Designated Holder shall reasonably cooperate with the Company in connection therewith;

(c)	furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective and dated as of such date, an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions; and

EXHIBIT C-12

(d)	obtain one or more “cold comfort” letters, dated the effective date of such Registration Statement and dated the date of the closing under the applicable underwriting agreement, signed by the independent certified public accountants of the Company who have certified the financial statements included in such Registration Statement, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a Majority Interest may request.

Section 7

REGISTRATION PROCEDURES

7.1.	Obligations of the Company. Whenever registration of Registrable Securities is required or requested pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)	before filing a Registration Statement or prospectus or any amendments or supplements thereto relating to Registrable Securities, the Company shall provide a single counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control. The Company shall reasonably cooperate with Holders’ Counsel in performing the Company’s obligations under this Agreement. The Company shall promptly notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC relating to Registrable Securities and take all actions required to prevent the entry of such stop order or to remove it if entered;

(b)	prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 3, and if not so specified therein, the lesser of (i) one hundred and eighty (180) days and (ii) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

EXHIBIT C-13

(c)	furnish to each seller of Registrable Securities, prior to filing a Registration Statement relating to Registrable Securities, at least one executed copy of such Registration Statement as is proposed to be filed, and thereafter such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and such other documents or prospectus as each such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

(d)	register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business as a foreign entity in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(d), or (ii) consent to general service of process in any such jurisdiction;

(e)	promptly notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement (but only if relating to Registrable Securities) has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment (but only if relating to Registrable Securities), when the same has become effective; (ii) of any comments or request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or related prospectus or for additional information (but only if relating to Registrable Securities); (iii) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of a Registration Statement relating to Registrable Securities or of any order suspending or preventing the use of any related prospectus or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event (including the passage of time) of which the Company has knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes to the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement relating to Registrable Securities is advisable;

EXHIBIT C-14

(f)	upon the occurrence of any event contemplated by clause (v) of Section 7.1(e), as promptly as practicable, prepare a supplement, amendment or post-effective amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment or post-effective amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)	upon the occurrence of any event contemplated by clauses (iii) or (iv) of Section 7.1(e), as promptly as practicable, use its reasonable best efforts to promptly obtain the withdrawal of any such order or suspension and shall immediately notify each seller of Registrable Securities of any such withdrawal;

(h)	cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the applicable listing requirements are satisfied;

(i)	keep Holders’ Counsel reasonably advised in writing as to the initiation and progress of any registration hereunder; provided, that the Company shall provide Holders’ Counsel with all correspondence with Staff or the SEC in connection with any Registration Statement filed hereunder to the extent that such Registration Statement has not been declared effective on or prior to the date required hereunder;

(j)	provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

EXHIBIT C-15

(k)	cooperate with the Designated Holders of the Registrable Shares to facilitate the timely preparation and delivery of certificates representing such Registrable Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such Designated Holders may request;

(l)	not later than the Required Effectiveness Date of any Registration Statement, provide CUSIP numbers for the Registrable Securities registered for resale under such Registration Statement, and provide the transfer agent for the Registrable Shares one or more certificates for such Registrable Shares, in a form eligible for deposit with the Depository Trust Company; and

(m)	take all other steps reasonably necessary and advisable to effect the registration of the Registrable Securities contemplated hereby.

7.2.	Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing in response to requests made by the Staff or to permit the Company to comply with the rules and regulations of the SEC. The furnishing of such information shall be a condition to the inclusion of the seller’s shares in such registration.

7.3.	Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the reasonable fees, charges and expenses of the Holders’ Counsel (including without limitation the fees charges and expenses incurred in connection with any amendments to a Registration Statement) not to exceed US$100,000 per Registration Statement, and (v) the reasonable fees, charges and expenses of counsel to the Company and of its independent certified public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7.3 are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities.

EXHIBIT C-16

7.4.	Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of Section 7.1(e), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.1(f) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.1(b) by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 7.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 7.1(f) provided, that, no single suspension under this Section 7.4 shall exceed forty-five (45) days in any one hundred and eight (180) day period and in no event shall more than one suspension event exceed, in the aggregate, sixty (60) days in any twelve (12) month period.

7.5.	Suspension of Sales. Notwithstanding anything in this Agreement to the contrary, so long as the Registration Statement is on Form F-1 or on any other form that does not allow for forward incorporation by reference of reports and other materials filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company may suspend sales under such Registration Statement as follows (but, in any event, no single suspension event shall exceed forty-five (45) days in any one hundred and eighty (180) day period) and in no event shall more than one suspension event exceed, in the aggregate, sixty (60) days in any twelve (12) month period: (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the third (3rd) Business Day after the earlier of (A) the date that the related report on Form 20-F under the Exchange Act is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development that would make a statement of a material fact in such Registration Statement untrue or misleading and ending on the third (3rd) Business Day after the earlier of (A) the date that the related report on Form 6-K is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (iii) to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the prospectus to be prepared and, if necessary, filed with the SEC and, in the case of a post-effective amendment, declared effective; and (iv) for a period during which the Company, in the good faith opinion of the Board of Directors, determines that the disclosure of material, non-public information concerning the Company or any of its subsidiaries would be materially detrimental to the Company; provided, that the Company shall promptly notify the Designated Holders in writing (I) of the existence of such material, non-public information (provided that in each notice the Company will not disclose the content of such material, non-public information to the Designated Holders) and the date on which such suspension will begin and (II) of the date on which such suspension ends.

EXHIBIT C-17

Section 8

INDEMNIFICATION; CONTRIBUTION

8.1.	Indemnification by the Company. The Company agrees to indemnify and hold harmless (to the fullest extent permitted by applicable law) each Designated Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing to the fullest extent permitted by applicable law from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), (i) arising out of or based upon or relating to any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus, or document incorporated by reference into any of the foregoing (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use therein, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with the sale of securities by such Designated Holder pursuant to any Registration Statement in which such Designated Holder is participating. The Company shall also provide customary indemnities to any underwriters (or persons, including broker-dealers or agents deemed “underwriters” within the meaning of the Securities Act) of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

EXHIBIT C-18

8.2.	Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as may be required by law or regulation for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, and each Person who controls the Company to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such untrue statement or omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

8.3.	Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) such parties have been advised in writing by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all similarly-situated Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

EXHIBIT C-19

8.4.	Contribution.

(a)	If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute (to the fullest extent permitted by applicable law) to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

(b)	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

EXHIBIT C-20

Section 9

COVENANTS

9.1.	Rule 144. The Company covenants that from and after the date hereof it shall use its best efforts to (i) timely file any reports required to be filed by it under the Exchange Act and (ii) promptly take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

9.2.	Other Listings.

(a)	In addition to the rights of the Designated Holders under Section 3, Section 4, Section 5 and Section 6 of this Agreement, in the event of the admission or listing of any Ordinary Shares of the Company or in the form of Depositary Receipts to or a stock exchange located in Asia or Europe (a “Asian/European Listing”), the Company shall take such action as may be necessary or required to include in such Asian/European Listing all Registrable Securities held by the Designated Holders and to enable Designated Holders to freely resell such Registrable Securities to the same extent as any other holder of Ordinary Shares of the Company on such securities exchange, and to maintain any such Asian/European Listing, subject to any “close periods” under the rules of such securities exchange.

(b)	Without limiting the generality of subsection (a), the Company shall take such action, including, without limitation, preparing, printing and circulating prospectus, listing particulars and other offering documents setting forth current information regarding the Company, to the extent reasonably required to facilitate and permit the offering and sale of Registrable Securities by, and on behalf of, the Designated Holders on such securities exchange.

(c)	If any part of the equity share capital of the Company is to be offered in Asia or Europe by the Company or any of its shareholders in a manner requiring the publication of a prospectus or listing particulars (an “Asian/European Public Offering”) pursuant to a firm commitment underwriting, the Company shall (i) each such time give written notice to the Designated Holders of its intention to do so and (ii) use its reasonable best efforts to include in such Asian/European Public Offering all of the Registrable Securities held by such Designated Holders from whom the Company has received written request for inclusion thereof within ten (10) Business Days of the receipt by such Designated Holders of the notice referred to in clause (i) above, to the same extent as provided by the incidental or “piggy-back” rights held by the Designated Holders pursuant to Section 5.

EXHIBIT C-21

(d)	The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Section 9.2, including, without limitation, (i) listing, filing and other fees required to effect a Asian/European Listing or Asian/European Public Offering, (ii) all fees and expenses incurred in complying with securities laws or rules of the applicable jurisdiction or stock exchange (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with such compliance as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any Asian/European Listing or Asian/European Public Offering) and any legal fees, charges and expenses incurred by the Company and the reasonable fees, charges and expenses, if any, of the Designated Holders’ Counsel not to exceed $50,000, and (v) any liability insurance or other premiums for insurance obtained for the benefit of the Company and/or its directors and officers in connection with any Asian/European Listing or Asian/European Public Offering, regardless of whether such Asian/European Listing becomes effective or such Asian/European Public Offering commences. In the event any of the Registrable Securities held by the Designated Holders are sold pursuant to an Asian/European Public Offering, each Designated Holder shall bear the respective expense of any broker’s commission or an underwriter’s discount or commission relating to the sale of such Designated Holders’ Registrable Securities.

9.3.	Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the Designated Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

Section 10

MISCELLANEOUS

10.1.	Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Ordinary Shares (including in the form of Depositary Receipts) and the Ordinary Shares Equivalents, (ii) any and all voting equity securities of the Company into which the Ordinary Shares or Ordinary Shares Equivalents are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Ordinary Shares or Ordinary Shares Equivalents and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

EXHIBIT C-22

10.2.	Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages alone (including those specified in Section 3.3) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

10.3.	Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for under the Purchase Agreement.

10.4.	Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Security provided that (i) such transferee acquires at least one million (1,000,000) Registrable Securities and agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto; (ii) the Company is furnished with written notice of (A) the name and address of such transferee, and (B) the securities with respect to which such registration rights are being transferred; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

10.5.	Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Designated Holders holding at least a Majority Interest; provided that any party hereto may give a waiver in writing as to itself.

EXHIBIT C-23

10.6.	Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliated entities or Persons or entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.7.	Counterparts. This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

10.8.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.9.	GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION. Each of the parties hereto (i) shall submit itself to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (ii) agrees that venue shall be proper as to proceedings brought in any such court with respect to such a dispute, (iii) shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court. With respect to any such action, service of process upon any Party in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such party.

10.10.	WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

10.11.	Severability. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of such provisions of this Agreement as remain not so deleted.

EXHIBIT C-24

10.12.	Rules of Construction. Unless the context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars,” “dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, recitals, Schedules or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;” (vi) references herein to any gender or no gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (viii) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (ix) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding;” (xi) the word “or” shall be disjunctive but not exclusive; (xii) references herein to any law (including any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative statute, regulation, order, rule, directive, ordinance, code, constitution, principle of common law, equity or treaty) shall be deemed to refer to such law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (xiii) references to any contract means such contract as amended, supplemented or modified in accordance with the terms thereof; and (xiv) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

10.13.	Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

10.14.	Further Assurances. Each of the parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

EXHIBIT C-25

10.15.	Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under any other agreement including, but not limited to, the Charter Documents and the Purchase Agreement.

10.16.	Termination. Except for the liabilities or obligations under Section 7.3 or Section 8, all of which shall remain in effect in accordance with their terms, this Agreement and the obligations of the parties hereunder (other than liability for the breach by any party hereto of any of the terms of this Agreement) shall terminate upon the end of the Effectiveness Period.

[Remainder of page intentionally left blank]

EXHIBIT C-26

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

CHINA CORD BLOOD CORPORATION

By:
Name:
Title:

CORDLIFE GROUP LIMITED

By:
Name:
Title:

Signature Page to Registration Rights Agreement